SECURITIES AND EXCHANGE COMMISSION
     Washington, D.C. 20549

     SCHEDULE 14A INFORMATION
     Consent Solicitation Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

             Filed by the Registrant /x/
             Filed by a Party other than the Registrant / /

          Check the appropriate box:
          / /Preliminary Consent Solicitation Statement
          / /Confidential, For Use of Commission Only
               (as permitted by Rule 14a-6(e)(2))
          /x/Definitive Consent Solicitation Statement
          / /Definitive Additional Materials
          / /Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    T. ROWE PRICE REALTY INCOME FUND I,
                       A NO-LOAD LIMITED PARTNERSHIP

              (Name of Registrant as Specified in Its Charter)

       (Names of Person(s) Filing Consent Solicitation Statement, if
                         Other Than the Registrant)

          Payment of Filing Fee (Check the appropriate box):
          / /No fee required
          /x/Fee computed on table below per Exchange Act
               Rules 14a-6(i)(1) and 0-11.
          (1)  Title  of each class of securities to which transaction applies:
                    Units of Limited Partnership Interest ("Units")
          (2)  Aggregate  number  of securities  to  which transaction applies:
                    90,622 Units
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
               0-11 (set forth the amount on which the filing fee
               is  calculated and  state how it  was determined):
               The filing fee of $5,481.60 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of $27,408,320 (the aggregate amount of the cash to be received by the Registrant).
          (4)  Proposed maximum aggregate value of transaction:
                    $27,408,320
          (5) Total fee paid:
                    $5,481.60
















          /x/ Fee paid previously with preliminary materials: The fee of $5,481.60 was paid in full upon the filing of the
               Registration's    preliminary   consent    solicitation
               materials  with   the  Commission  on   June  17,  1997
               (Commission File No. 0-14308).
          / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the form or schedule and the date of its filing.
               (1) Amount previously paid:

               (2) Form, Schedule or Registration Statement no.:

               (3) Filing Party:

               (4) Date Filed:
















































     T. Rowe Price Realty Income Fund I,
     A No-Load Limited Partnership
     100 East Pratt Street, Baltimore, MD 21202

     James S. Riepe
     Chairman of the Board and President
     of T. Rowe Price Realty Income Fund I
     Management, Inc., General Partner

     July 28, 1997

     Fellow Partner:

     We are writing to request your consent to sell T. Rowe Price Realty Income Fund I s interests in its remaining five properties to Glenborough Realty Trust Incorporated and to complete the liquidation of the Fund. A majority of the Fund s outstanding units must consent to the proposal for the transaction to proceed.

     The enclosed materials discuss the transaction in detail, but we would like to summarize our reasons for recommending that you consent to proceeding with the sale.

          The Fund has held the properties for the period anticipated when the Fund was organized, and current market conditions appear favorable for a sale.

          The Fund expects to benefit substantially by selling properties together instead of individually. Benefits include lower aggregate sales costs, more modest adjustments to the sale price, and faster liquidation of the Fund.

          The price offered by Glenborough should allow the Fund to liquidate its investments for an amount that exceeds our most recent estimated aggregate property value.

          The General Partner has obtained a "Fairness Opinion" from Legg Mason s corporate finance division, indicating that the sale is fair to the Fund and to its Limited Partners from a financial point of view.

     The enclosed materials contain a complete discussion of the advantages and disadvantages of the transaction under the heading "THE TRANSACTION-Recommendation of the General Partner." After carefully weighing the facts and circumstances associated with the Glenborough transaction as well as alternative courses of action, we concluded that the bulk property sale to Glenborough and subsequent liquidation of the Fund is an outstanding opportunity to maximize value for investors.
















     Therefore, we recommend that you approve the proposed transaction by signing and returning the enclosed consent card in the accompanying postage-paid envelope. Your participation is extremely important, and your early response could save your Fund the substantial costs associated with a follow-up mailing. If you have any questions, please feel free to call one of our real estate representatives at 1-800-962-8300.

     Sincerely,

     James S. Riepe























































                    T. ROWE PRICE REALTY INCOME FUND I,
                       A NO-LOAD LIMITED PARTNERSHIP
                           100 East Pratt Street
                         Baltimore, Maryland 21202

                       NOTICE OF CONSENT SOLICITATION

     To The Limited Partners of T. Rowe Price Realty
           Income Fund I, A No-Load Limited Partnership

          NOTICE IS HEREBY GIVEN to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in T. Rowe Price Realty Income Fund I, A No-Load Limited Partnership, a Maryland limited partnership ("Fund") that
     T. Rowe Price Realty Income Fund I Management, Inc. (the "General Partner") is soliciting written consents to approve a single proposal consisting of (i) the sale of substantially all of the assets of the Fund (the "Sale"), which currently consists of five properties, as contemplated by the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of April 11, 1997, with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers, and (ii) the complete liquidation and dissolution of the Fund (the "Liquidation" and, together with the Sale, the "Transaction") in the manner described in the accompanying Consent Solicitation Statement.

          The Liquidation will result in: (a) the distribution to the Partners of all net Sale proceeds and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities (in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to calendar year 1998), all as more fully described in the accompanying Consent Solicitation Statement.

          The Transaction must be approved by Limited Partners holding a majority of the outstanding Units. Only Limited Partners of record at the close of business on July 2, 1997 are entitled to notice of the solicitation of consents and to consent to the Transaction. In order to be valid, all consents must be received before 10:00 A.M., New York City time, on September 11, 1997 (unless such date or time is extended). The vote will be obtained through the solicitation of written consents, and no meeting of Limited Partners will be held. A consent may be revoked by written notice of revocation or by a later dated consent containing different instructions at any time on or before the expiration of the time by which the consent card must be received.

















          Your Approval is Important--Please read the Consent Solicitation Statement carefully and then complete, sign and date the enclosed consent card and return it in the accompanying self-addressed, postage-paid envelope. Any consent card which is signed and does not specifically disapprove the Transaction will be treated as approving the Transaction. Your prompt response will be appreciated.

     Dated: July 28, 1997               T. ROWE PRICE REALTY INCOME
                                        FUND I MANAGEMENT, INC.


                                        By:  /s/James S. Riepe
                                          James S. Riepe
                                          Chairman of the Board
                                          and President

















































                    T. ROWE PRICE REALTY INCOME FUND I,
                       A NO-LOAD LIMITED PARTNERSHIP
                           100 East Pratt Street
                         Baltimore, Maryland 21202

                       CONSENT SOLICITATION STATEMENT

          This Consent Solicitation Statement is being furnished to limited partners ("Limited Partners") holding units of limited partnership interest ("Units") in T. Rowe Price Realty Income Fund I, A No-Load Limited Partnership, a Maryland limited partnership ("Fund"), in connection with the solicitation of written consents ("Consents") by T. Rowe Price Realty Income Fund I Management, Inc. ("General Partner") to approve a single proposal consisting of (i) the sale of substantially all of the assets of the Fund (the "Sale"), which currently consists of five properties, as contemplated by the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of April 11, 1997 ("Purchase and Sale Agreement"), with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers ("Purchaser"), and (ii) the complete liquidation and dissolution of the Fund (the "Liquidation" and, together with the Sale, the "Transaction") in the manner described under the caption "THE TRANSACTION--The Liquidation."

          The Liquidation will result in: (a) the distribution to the Partners of all net Sale proceeds and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities (in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to calendar year 1998). See "THE TRANSACTION--The Liquidation."

          The Sale will result in the sale of all the remaining assets of the Fund which, under the terms of the Amended and Restated Agreement of Limited Partnership, dated as of December 3, 1984, as amended (the "Partnership Agreement"), would cause the automatic dissolution of the Fund. While such dissolution would not ordinarily require the consent of the Limited Partners, the General Partner is seeking the approval of both the Sale and the Liquidation in a single proposal to the Limited Partners because the proposed form of the Liquidation involves the transfer of certain assets and liabilities of the Fund to the General Partner, which may be deemed an "affiliated" transaction prohibited by the Partnership Agreement. Approval of the Transaction will have the effect of amending the Partnership Agreement to the extent necessary to permit the General Partner to effect the Liquidation. See "THE TRANSACTION--The Liquidation."















          This Consent Solicitation Statement, the attached Notice of Consent Solicitation and the accompanying consent card are first being mailed to Limited Partners on or about July 28, 1997.

     The date of this Consent Solicitation Statement is July 28, 1997.





























































                             TABLE OF CONTENTS                   PAGE

     SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

     ACTION BY CONSENT . . . . . . . . . . . . . . . . . . . . . .   4
          General  . . . . . . . . . . . . . . . . . . . . . . .     4
          Matters to be Considered . . . . . . . . . . . . . . . . . 4
          Record Date  . . . . . . . . . . . . . . . . . . . . . . . 4
          Action by Consent  . . . . . . . . . . . . . . . . . . . . 4
          Recommendation of General Partner  . . . . . . . . . . . . 5

     THE TRANSACTION . . . . . . . . . . . . . . . . . . . . . . . . 5
          Description of the Fund  . . . . . . . . . . . . . . . . . 5
          Background of the Disposition Plan . . . . . . . . . . . . 5
          Background of the Sale . . . . . . . . . . . . . . . . . . 6
          Description of the Properties to be Sold . . . . . . . . . 6
          Annual Valuation . . . . . . . . . . . . . . . . . . . . . 9
          Fairness Opinion . . . . . . . . . . . . . . . . . . . .  10
          Recommendation of the General Partner  . . . . . . . . .  13
          Failure to Approve the Transaction . . . . . . . . . . .  16
          Terms of the Purchase and Sale Agreement . . . . . . . .  16
          The Liquidation  . . . . . . . . . . . . . . . . . . . .  19

     BENEFITS OF THE TRANSACTION TO AND POSSIBLE
     CONFLICTS OF THE GENERAL PARTNER AND ITS AFFILIATES . . . . .  19

     CERTAIN FEDERAL AND STATE
     INCOME TAX CONSEQUENCES OF THE SALE . . . . . . . . . . . . .  20
          General  . . . . . . . . . . . . . . . . . . . . . . . .  20
          Taxation Prior to Liquidation  . . . . . . . . . . . . .  20
          Taxation of Liquidation  . . . . . . . . . . . . . . . .  21
          Capital Gains  . . . . . . . . . . . . . . . . . . . . .  22
          Passive Loss Limitations . . . . . . . . . . . . . . . .  22
          Certain State Income Tax Considerations  . . . . . . . .  22
          Tax Conclusion . . . . . . . . . . . . . . . . . . . . .  22

     NO APPRAISAL RIGHTS . . . . . . . . . . . . . . . . . . . . .  23

     MARKET FOR THE FUND'S LIMITED PARTNERSHIP INTERESTS
     AND RELATED SECURITY HOLDER MATTERS . . . . . . . . . . . . .  23

     SELECTED HISTORICAL FINANCIAL DATA  . . . . . . . . . . . . .  25

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . .  26
          Results of Operations  . . . . . . . . . . . . . . . . .  26
          Liquidity and Capital Resources  . . . . . . . . . . . .  27
          Reconciliation of Financial and Tax Results  . . . . . .  28


















                                                                 PAGE
     BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . .  29

     VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF . . . . . . .  30

     LITIGATION  . . . . . . . . . . . . . . . . . . . . . . . . .  30

     AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . .  30

     INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . .  32

     APPENDIX I --  Opinion of Legg Mason Wood Walker,
          Incorporated . . . . . . . . . . . . . . . . . . . . . . A-1





















































                                  SUMMARY

          The following is a summary of certain information contained elsewhere in this Consent Solicitation Statement. References are made to, and this summary is qualified in its entirety by, the more detailed information contained in this Consent Solicitation Statement. Unless otherwise defined herein, terms used in this summary have the respective meanings ascribed to them elsewhere in this Consent Solicitation Statement. Limited Partners are urged to read this Consent Solicitation Statement in its entirety.


     The Partnership

     T. Rowe Price Realty Income Fund I,
     A No-Load Limited Partnership      The Fund directly owns five
                                        commercial properties
                                        (collectively "Properties" and
                                        individually a "Property"),
                                        consisting of two industrial
                                        and two business parks, and
                                        one office building.  The
                                        principal offices of the Fund
                                        are located at 100 East Pratt
                                        Street, Baltimore, Maryland
                                        21202 and its telephone number
                                        is 1-800-962-8300.

     The Purchaser

     Glenborough Realty Trust
     Incorporated and Glenborough
     Properties, L.P.                   Glenborough Realty Trust
                                        Incorporated is a Maryland
                                        corporation whose shares trade
                                        on the New York Stock
                                        Exchange.

                                        Glenborough Realty Trust
                                        Incorporated is the general
                                        partner of Glenborough
                                        Properties, L.P., a Delaware
                                        limited partnership.  The
                                        principal offices of the
                                        Purchaser are located at 400
                                        South El Camino Real, San
                                        Mateo, California  94402.



















     The Transaction

     General The Transaction is a single proposal to be approved by the Limited Partners and consists of (i) the Sale of the Properties to the Purchaser for an aggregate purchase price of $27,408,320, subject to certain adjustments at or prior to closing, and (ii) the Liquidation of the Fund.

     Background of the Transaction      In 1996, the General Partner,
                                        based upon its belief that the
                                        real estate markets were
                                        improving and the fact that
                                        the Fund was approaching the
                                        end of its duration, indicated
                                        its intention to dispose of
                                        all the Fund's Properties by
                                        the end of 1998.  In January
                                        1997, the Purchaser contacted
                                        the Fund and indicated its
                                        desire to purchase the
                                        Properties.  After a series of
                                        negotiations, the Fund and the
                                        Purchaser entered into an
                                        agreement for the Fund to sell
                                        its Properties to the
                                        Purchaser, subject to certain
                                        contingencies.  See "THE
                                        TRANSACTION--Background of the
                                        Disposition Plan" and "--
                                        Background of the Sale."































     Recommendation of the
     General Partner                    The General Partner has
                                        carefully considered the
                                        Transaction and has concluded
                                        that the Transaction is in the
                                        best interests of the Fund and
                                        the Limited Partners.
                                        Accordingly, the General
                                        Partner approved the
                                        Transaction and is
                                        recommending that the Limited
                                        Partners consent to it.

     Security Ownership and Voting
     of the General Partner             At the Record Date, the
                                        General Partner owned five
                                        Units (less than 1% of the
                                        outstanding Units), and all
                                        officers and directors of the
                                        General Partner, as a group,
                                        beneficially owned 52 Units
                                        (less than 1% of the
                                        outstanding Units).  T. Rowe
                                        Price Trust Company, as
                                        custodian for participants in
                                        the T. Rowe Price Funds
                                        Individual Retirement
                                        Accounts, as custodian for
                                        participants in various
                                        403(b)(7) plans, and as
                                        custodian for various profit
                                        sharing and money purchase
                                        plans, is the registered owner
                                        of 30,070 Units (33% of the
                                        outstanding Units).  T. Rowe
                                        Price Trust Company has no
                                        beneficial interest in such
                                        accounts and no control over
                                        investment decisions with
                                        respect to such accounts, nor
                                        any other accounts for which
                                        it may serve as trustee or
                                        custodian with respect to an
                                        investment in the Fund.  The
                                        General Partner and all
                                        officers and directors of the
                                        General Partner intend to
                                        consent to the Transaction.
                                        See "VOTING SECURITIES AND
                                        PRINCIPAL HOLDERS THEREOF."
















     Opinion of Financial Consultant    Legg Mason Wood Walker,
                                        Incorporated ("Legg Mason")
                                        acted as a financial
                                        consultant to the General
                                        Partner in connection with the
                                        Sale.  The General Partner has
                                        received a fairness opinion
                                        from Legg Mason that the Sale
                                        is fair, from a financial
                                        point of view, to the Fund and
                                        the Limited Partners.  See
                                        "THE TRANSACTION--Fairness
                                        Opinion."

     Consummation of the Sale           The Sale will be consummated
                                        as promptly as practicable
                                        after obtaining the requisite
                                        approval of the Limited
                                        Partners to the Transaction
                                        and the satisfaction or, where
                                        permissible, waiver of all
                                        conditions to the Sale.

     No Appraisal Rights                If the Transaction is approved
                                        by Limited Partners owning a
                                        majority of the outstanding
                                        Units, dissenting Limited
                                        Partners will not have
                                        appraisal rights in connection
                                        with the Transaction.  See "NO
                                        APPRAISAL RIGHTS."

     Certain Federal and State
     Income Tax Consequences            Assuming that the Sale occurs
                                        in fiscal year 1997, as
                                        anticipated, the Sale will
                                        result in the allocation of
                                        taxable gains and losses among
                                        the Limited Partners.  The
                                        Sale proceeds distributed to
                                        the Limited Partners are
                                        expected to exceed the Limited
                                        Partners' income tax liability
                                        attributed to the Sale.  See
                                        "CERTAIN FEDERAL AND STATE
                                        INCOME TAX CONSEQUENCES OF THE
                                        SALE."



















     Final Distributions and
     Liquidation                        Following the consummation of
                                        the Sale, the General Partner
                                        will determine the amount of
                                        assets that it believes will
                                        be sufficient to provide for
                                        the payment of the Fund's
                                        recorded liabilities.  The
                                        balance of the Fund's assets
                                        will then be promptly
                                        distributed to the Partners in
                                        accordance with the
                                        Partnership Agreement. It is
                                        expected that all such net
                                        assets will be distributed no
                                        later than the quarter
                                        following the closing of the
                                        Sale. The liabilities and the
                                        assets required to satisfy
                                        such liabilities will then be
                                        transferred to the General
                                        Partner, in order to terminate
                                        the Fund by December 31, 1997
                                        and eliminate the need for the
                                        taxable Limited Partners to
                                        receive Schedules K-1 with
                                        respect to calendar year 1998.
                                        See "THE TRANSACTION--The
                                        Liquidation."

     Action by Written Consent

     Termination of Consent
     Solicitation                       Consents must be received by
                                        September 11,  1997, at 10:00
                                        A.M., New York City time
                                        (unless such date or time is
                                        extended).

     Record Date; Units Entitled
     to Consent                         Limited Partners of record at
                                        the close of business on July
                                        2, 1997 are entitled to
                                        approve the Transaction by
                                        written Consent.  At such date
                                        there were outstanding 90,622
                                        Units, each of which will
                                        entitle the record owner
                                        thereof to one vote.

















     Purpose of the Action              Written Consents are being
                                        solicited to approve the
                                        Transaction, which consists of
                                        (i) the Sale of substantially
                                        all of the assets of the Fund,
                                        and (ii) the Liquidation of
                                        the Fund.

     Vote Required
                                        The Transaction must be
                                        approved by Limited Partners
                                        holding a majority of all
                                        outstanding Units.




















































                             ACTION BY CONSENT
     General

               This Consent Solicitation Statement is being furnished on behalf of the Fund to the Limited Partners of the Fund in connection with the solicitation of Consents by T. Rowe Price Realty Income Fund I Management, Inc., as the General Partner.

               This Consent Solicitation Statement, the attached
     Notice of Consent Solicitation and accompanying consent card are first being mailed to Limited Partners on or about July 28, 1997.

     Matters to be Considered

               Consents are being solicited to approve the Transaction, which consists of (i) the Sale of substantially all of the assets of the Fund, and (ii) the Liquidation of the Fund. Such Liquidation will result in: (a) the distribution to the Partners of all net proceeds from the Sale and other net assets of the Fund after completion of the Sale; and (b) the possible transfer to the General Partner of all liabilities of the Fund, including contingent liabilities, and sufficient assets to provide for the payment of all transferred liabilities in order to terminate the Fund by December 31, 1997 and eliminate the need for the taxable Limited Partners to receive Schedules K-1 with respect to calendar year 1998. See "THE TRANSACTION--The Liquidation."

     Record Date

               The close of business on July 2, 1997 ("Record Date") has been fixed by the General Partner for determining the Limited Partners entitled to receive notice of the solicitation of Consents and to give their Consent to the Transaction. On the Record Date, there were 90,622 outstanding Units held of record by 17,355 Limited Partners, all of which are entitled to consent to the Transaction.

     Action by Consent

               Pursuant to the terms of the Partnership Agreement, the approval of Limited Partners owning a majority of the outstanding Units is required to effect the sale of all or substantially all of the assets of the Fund at one time, except for a liquidating sale of a final Fund property remaining as a result of the sale of Fund properties in the ordinary course of business. The Partnership agreement also prohibits certain "affiliated" transactions between the General Partner and the Fund. Since the Transaction would result, among other things, in the sale of substantially all of the assets of the Fund, as well as the transfer of certain assets and liabilities of the Fund to the















     General Partner pursuant to the Liquidation, the approval of the Transaction by the Limited Partners owning a majority of the outstanding Units is required to effect the Transaction. Such approval will be obtained through the solicitation of written Consents from Limited Partners, and no meeting of Limited Partners will be held to vote on the Transaction. Under Maryland law and under the Partnership Agreement, any matter upon which the Limited Partners are entitled to act may be submitted for a vote by written consent without a meeting. Any Consent given pursuant to this solicitation may be revoked by the person giving it at any time before 10:00 A.M., New York City time, on September 11, 1997 (unless such date or time is extended), by sending a written notice of revocation or a later dated Consent containing different instructions to the Secretary of the General Partner before such date. Any written notice of revocation or subsequent Consent should be sent to T. Rowe Price Realty Income Fund I Management, Inc., P.O. Box 89000, Baltimore, MD 21289-0270.

               In addition to solicitation by use of the mails, officers, directors and employees of the General Partner or its affiliates may solicit Consents in person or by telephone, facsimile or other means of communication. Such officers, directors and employees will not receive additional compensation for such services but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Arrangements have been made with custodians, nominees and fiduciaries for the forwarding of consent solicitation materials to beneficial owners of Units held of record by such custodians, nominees and fiduciaries and the Fund will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. All costs and expenses of the solicitation of Consents, including the costs of preparing and mailing this Consent Solicitation Statement, will be borne by the Fund. The aggregate expenses anticipated to be incurred by the Fund relating to this solicitation, including legal fees, are expected to be approximately $105,000.

     Recommendation of General Partner

               The General Partner has approved the Transaction and recommends that Limited Partners consent to it. See "THE
     TRANSACTION--Recommendation of the General Partner."

                              THE TRANSACTION
     Description of the Fund

               The Fund was formed in August 1984 for the primary purpose of acquiring a portfolio of existing income-producing commercial real estate properties and subsequently operating and holding such properties for investment. The Fund was structured to have a finite life and to be self-liquidating in order to enable the Fund to distribute its cash flow during its operating stage, commence an orderly liquidation of its investments after a planned holding period, distribute its proceeds of sale during its liquidating stage (other than any funds set aside to provide for the payment of all expenses and other liabilities of the
     Fund) and thereafter dissolve. While it was anticipated that the properties would be held for approximately seven to ten years, depending on economic and market factors, they could be held for shorter or longer periods in the complete discretion of the General Partner. The Properties were purchased between 1985 and 1987 and have now been held for their anticipated holding period.

               The Properties consist of two industrial and two business parks, and one office building, all of which are owned directly by the Fund. The Fund owned interests in five additional properties, Dupont Business Park, Corporate Square, Spring Creek, Royal Biltmore and Van Buren, each of which was sold prior to the date of this Consent Solicitation Statement.

     Background of the Disposition Plan

               In 1996, the General Partner disclosed its intention to dispose of all of the Fund's Properties by the end of 1998. This decision was based upon the General Partner's belief that the real estate market was improving, as well as the fact that the Fund was nearing the end of its anticipated life. Over the past few years, the ability to sell properties generally has been enhanced by further improvements in the national real estate market. Pension funds, real estate investment trusts ("REITs"), and other institutional buyers have increased their purchasing activity in recent years compared to the early 1990's when these same institutional buyers were largely out of the market. Lower interest rates have also improved the market for selling properties as entrepreneurial buyers who require debt financing to purchase properties are able to borrow funds at more advantageous rates.

               More specifically, with respect to the Fund's Properties, improvements in the real estate capital markets and in the operating performance of certain Properties has enhanced the prospects for selling these Properties or the prices at which they can expect to be sold. During the late 1980's and early 1990's, the Properties experienced adverse operating results and decreases in value due to a nationwide slump in real estate values as well as difficult local market conditions, especially in southern California, Florida and suburban Washington, D.C., where the Properties are located. Improvements in the real estate capital markets and in the local real estate markets have caused rents to increase and concessions to tenants (such as free rent periods and tenant improvements) to decrease. As a result of improved occupancy and property cash flow and the improvement in the real estate capital markets, the Properties located in these areas are better positioned for sale now than they were during the past several years. See "THE TRANSACTION--Description of the Properties to be Sold" for more details concerning the Properties.

               Accordingly, the General Partner determined that the Fund should investigate opportunities for selling the Properties. The Fund had previously sold its Dupont Business Park property in 1990, its Corporate Square office property in January 1994 and its Spring Creek industrial property in April 1996. In April 1997, the Fund sold its Royal Biltmore office building and, in June 1997, sold its Van Buren industrial park. All marketing was conducted through local real estate brokers in the areas where the Properties were located or through brokers who had relationships with large national buyers. LaSalle Advisors Limited Partnership ("LaSalle"), the real estate adviser to the Fund, managed the sales.

     Background of the Sale

               In January 1997, the Fund was contacted by the agent of an unidentified buyer (which was later disclosed to be the Purchaser), who expressed an interest in purchasing all of the remaining real estate assets of the Fund and of the four other public real estate funds sponsored by T. Rowe Price Associates, Inc. ("Associates"). The four entities affiliated with the Fund are sometimes hereinafter referred to as "Affiliated Funds" and, together with the Fund, the "Funds." Later in January, after telephone discussions between this third party and representatives of the Fund, the Purchaser contacted the Fund and identified itself as the potential buyer. Thereafter, in February 1997, the Fund entered into a confidentiality agreement with the Purchaser and its third party representative and forwarded certain business and financial information to the
     Purchaser for its review.   The Purchaser then submitted an offer
     for the Properties at a price of $26,010,000.

               On March 7, 1997, the Fund made a counteroffer to sell the Properties to the Purchaser for $28,256,000. On March 10, 1997, the Purchaser made a counteroffer to purchase the Properties for $27,408,320, which the Fund accepted on March 12, 1997.

               The Purchase and Sale Agreement for the Properties was executed on April 11, 1997, and the Purchaser deposited
     $274,083.20 (the "Escrow Deposit"), representing 1% of the purchase price of the Properties, in an escrow account.

















     Description of the Properties to be Sold

               Airport Perimeter Business Center

               This Property consists of three multi-tenant office/service warehouse buildings, containing just under 121,000 square feet, and is situated on 9.2 acres of land immediately south of William B. Hartsfield Atlanta International Airport. This Property is part of Airport Perimeter Business Park, a master-planned, commercial/industrial business park containing approximately 800,000 square feet of office/service/warehouse facilities on approximately 137 acres of land, with good access to major north-south and east-west Interstate highways. This Property is located in an area which has been targeted for the expansion of the Hartsfield airport and the Fund anticipates that if it did not sell this Property as a part of the Sale to the Purchaser, it would be forced to sell this Property to a government agency to accommodate such an expansion in the next one to two years. In fiscal 1996, the Fund recorded a provision for value impairment in connection with Airport Perimeter of $1,046,000. The General Partner determined that this adjustment was a prudent course of action based upon the uncertainty of the Fund's ability to recover the net carrying value of Airport Perimeter through future operations and the anticipated forced sale. This determination was based upon current market conditions and future performance expectations of both the Property and the Airport/South Atlanta market, as well as the expected governmental action to acquire the Property.

               The Property is part of the approximately 17.1 million square foot Service and Distribution sector of the Atlanta Airport/South Atlanta submarket which represents approximately 12% of Atlanta's total service and distribution space. This sector of the submarket absorbed around 460,000 square feet during the first nine calendar months of 1996 as it captured around 22% of Atlanta's Service and Distribution absorption. Vacancy in the submarket increased to approximately 10% in 1996 from 7% in 1995. In general, the Distribution sector is substantially outperforming the Service Sector, which experienced a significantly smaller net increase in absorption in 1996. Airport Perimeter competes in both sectors. Absorption for both of these submarkets is expected to continue to be positive, primarily from expansion by existing tenants. For this reason, more speculative projects for this submarket are expected. Net effective rental rates for Class B space such as Airport Perimeter remained around 1995's range of $3.25 to $3.75 per square foot, including taxes, insurance and utilities.
     Conditions in 1995 were generally unchanged from 1994.

               During fiscal 1996, Airport Perimeter Business Center gained four new tenants totaling approximately 14,500 square feet, renewed four tenants totaling approximately 28,100 square feet, and lost four tenants that did not renew for a total of approximately 25,700 square feet. This resulted in a net decrease in leased space of approximately 11,200 square feet. Thus, the property decreased to a level of 71% leased at 1996 fiscal year end, versus 80% at the end of the prior fiscal year. However, the Property is experiencing a good level of activity from prospective tenants, and was 78% leased as of March 31, 1997.

               Leases covering 38% of the space in Airport Perimeter Business Center expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period will be approximately $200,000.

               Montgomery Executive Center

               This Property consists of a six-story office building containing 116,300 square feet and is situated on 4.1 acres of land in the City of Gaithersburg, Maryland, 19 miles northwest of Washington, D.C. Montgomery Executive Center, whose tenants are principally engaged in providing services to the local business community, is located at the intersection of two major thoroughfares with direct access to Interstate 270, which in turn provides access to the Capital Beltway and the Washington metropolitan area.

               As of September 30, 1996, this Property was 68% leased which was up one percentage point from September 30, 1995, and as of May 31, 1997 it was 89% leased. The increase was due to two new leases entered into in early 1997.

               Montgomery Executive Center is located in the Gaithersburg submarket and competes with 80 buildings totaling approximately 4.0 million square feet; it is part of a suburban office building market extending in both directions along Interstate 270, including the communities of Germantown to the north and Rockville to the south. The Gaithersburg submarket's net absorption for the first three quarters of calendar 1996 was approximately 116,000 square feet. This level of absorption is less than the prior year's level of 140,000 square feet. The current vacancy rate in the submarket has fallen slightly to its current 16% level. This drop continues a trend which began in 1995, when the vacancy rate dropped to 18% from a 1994 level of 20%. Rents have increased, albeit slowly, over this period. Asking rental rates increased modestly during the 1996 fiscal year indicating that leasing momentum may be increasing in the marketplace and a further decline in vacancy may be on the horizon. Helping to support this is the fact that submarkets closer to Washington D.C. have little vacancy, and current market rents in Gaithersburg do not support new construction. Rates range from $16.00 per square foot including taxes, insurance, and operating expenses ("gross") for Class B space to $18.50 gross for Class A space.

               Leases covering 24% of the space in Montgomery
     Executive Center expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period, including expenses in connection with leases in place, will be approximately
     $1,250,000.

               Springdale Commerce Center

               Springdale Commerce Center consists of two multi-tenant industrial/warehouse, distribution buildings, containing 144,000 square feet on 6.9 acres of land. It is located in the city of Santa Fe Springs, California, 13 miles southeast of downtown Los Angeles. Because of its central location, Santa Fe Springs is one of the primary industrial centers in the area with excellent access to major shipping routes. Springdale Commerce Center was 100% occupied as of March 31, 1997, unchanged from the prior year's level.

               The Santa Fe Springs submarket, of which the Property is a part, is one of four major warehouse distribution centers in the greater Los Angeles basin. It represents over one-half of the Mid-Counties market which comprises approximately 99 million square feet of industrial space in parts of Los Angeles and Orange Counties. The Santa Fe Springs submarket consists primarily of small and medium sized, "master planned", business parks with a number of pockets containing older warehouse facilities. Most of the area was fully developed by the 1970's, and no new buildings have been constructed recently. The market "bottomed out" in 1994, and occupancy rose to 92% in that year and to 94% in 1995. The current vacancy level has remained unchanged from the previous year at approximately 6% in the Mid-Counties market, a figure which essentially represents temporary vacancies as tenants move between projects, rather than a lack of demand. Demand appears to be increasing, as reflected by significant decreases in concessions to tenants.

               There are at least eight projects directly competitive to Springdale Commerce Center ranging in size from 12,000 square feet to just over 100,000 square feet. Class B rates in the market are being quoted in the range of $4.08 to $4.80 per square foot, versus $3.55 to $4.20 per square foot quoted last year, including taxes, insurance, and utilities, with one month of free rent for a three to five year lease term. Tenant improvement allowances are ranging from $.50 to $2.00 per square foot. With vacancy levels at their lowest point during the last several years, further upward pressure on rentals can be expected.

               Leases covering 53% of the space in Springdale Commerce Center expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period will be approximately $120,000.

               The Business Park

               The Business Park is located in Gwinnett County, Georgia, approximately 17 miles northeast of downtown Atlanta. The Business Park consists of eight multi-tenant office/warehouse buildings, containing just over 157,000 square feet, situated on 13 acres of land. It is located in a suburban area known as the "Peachtree Corridor," which contains a wide selection of business facilities and homes in a park-like setting. In fiscal 1996, the Fund recorded a provision for value impairment in connection with The Business Park of $1,322,000. The General Partner determined that this adjustment was a prudent course of action based upon the uncertainty of the Fund's ability to recover the net carrying value of The Business Park through future operations and sale. This determination was based primarily upon lower anticipated total cash flow as a result of the Fund's decision to dispose of its operating Properties by the end of 1998, as well as current market conditions and future performance expectations of both the Property and the Atlanta office/warehouse market.

               As of March 31, 1997, The Business Park was 99% leased. The Property experienced a five percentage point increase in occupancy during the 1996 fiscal year primarily due to leases to twelve new tenants totaling 35,100 square feet. Additionally, seven tenants renewed totaling 31,500 square feet. Eleven tenants totaling 28,200 square feet vacated upon expiration.

               The Peachtree Corridor is part of the Gwinnett/I-85 Corridor submarket of Atlanta, which contains approximately 9.9 million square feet of service center space and makes up The Business Park's competitive area. This market has experienced strong absorption in recent years, with vacancy rates declining from 27% in 1993 to 17% in 1994 and 8% in 1995. Activity marketwide in 1996 remained flat with net absorption during the first nine months of calendar 1996 totaling a negative 10,000 square feet. Net absorption in this market is expected to remain flat as build to suit and speculative construction of distribution buildings, which began in 1994, is expected to continue. Net effective rents in the market for Class A space such as The Business Park have increased to $6.00 a square foot, up dramatically from 1995's level.
















               Leases covering 39% of the space in The Business Park expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period will be approximately $210,000.

               Newport Center Business Park

               This Property consists of two multi-tenant office/light industrial buildings containing just over 62,000 square feet, and is situated on approximately 5.9 acres of land. Newport Center is located in the city of Deerfield Beach, Florida, immediately south of Palm Beach County and the City of Boca Raton. It is part of the Newport Center Business Park, a 119 acre development which includes research and development facilities, warehousing, and corporate offices as well as two hotels. In fiscal 1996, the Fund recorded a provision for value impairment in connection with Newport Center of $822,000. The General Partner determined that this adjustment was a prudent course of action based upon the uncertainty of the Fund's ability to recover the net carrying value of Newport Center through future operations and sale. This determination was based primarily upon lower anticipated total cash flow as a result of the Fund's decision to dispose of its operating Properties by the end of 1998, as well as current market conditions and future performance expectations of both the Property and the South Florida multi-tenant office/light industrial market. As of March 31, 1997, this Property was 97% leased.

               Newport Center compares favorably to its competition in the Boca Raton submarket of the South Florida market. This submarket contains approximately 5.4 million square feet of office and flex-space, approximately 9% of which was vacant as of September 30, 1996, down significantly from the prior year's level of 12%. The market has significantly improved since 1993, when it had a 27% vacancy rate. Net absorption for the first six calendar months of 1996 totaled approximately 192,000 square feet. Over 1996, office/service rents increased to around $8.00 - $11.00 gross per square foot, $1.00 - $2.00 per square foot higher than 1995. Concessions are minimal and "as is" deals are frequently being made on second generation space.

               The Newport Center/Deerfield area is attractive to developers as it is close to I-95 and the Florida Turnpike, and is a good location for covering a tricounty area business. Inexpensive land is being bought up and build-to-suit facilities are being built; additionally, speculative construction is anticipated within the next year.

               Leases covering 44% of the space in Newport Center expire between May 1997 and December 1998, and it is estimated that capital improvements, leasing commissions and tenant improvements over the same period will be approximately $140,000.

     Annual Valuation

               At the end of each fiscal year, commencing in 1989, the General Partner establishes an estimated value of the Fund's portfolio of Properties ("Property Valuation"). In order to establish the Property Valuation, a range of values is first established for each of the Fund's Properties. This range is primarily based on the discounting of expected future cash flows for the Properties, taking into account current and anticipated market rental rates and discount rates in the market where the Property is located, as well as conditions at the Property itself. Based on the range of values established for each Property, the General Partner establishes a range for the estimated current value of the Properties in the aggregate. The Fund's analysis is primarily based on data provided by LaSalle. The Fund also retains an independent appraiser to review the data provided by LaSalle, including LaSalle's assumptions as to market rates and projected future rental rates, and its application of these assumptions to the Properties. The appraiser also reviews the reasonableness of the aggregate market value range. Based upon the range of values established for the Properties as a group, the General Partner selects a figure within this range which then constitutes the Property Valuation.

               Once the Property Valuation is established, the General Partner uses the Property Valuation, along with the Fund's other assets and liabilities, to prepare an estimated unit value ("Unit Valuation") by dividing the aggregate net value by the number of Units outstanding at the end of the fiscal year. The Unit Valuation is not necessarily representative of the value of the Units when the Fund liquidates because, among other reasons, the Unit Valuation includes only an estimate of the value and the costs of selling the Properties, and does not take into account the ongoing costs of operating the Properties and the Fund until liquidation. Nor does the Unit Valuation necessarily represent the value at which a Limited Partner could sell his or her Units currently because of the lack of liquidity of the Units. In addition, this valuation process does not take into account the possibility that, as a result of the terms of the Fund's Partnership Agreement, liquidating distributions per Unit to Taxable Limited Partners (generally, those Limited Partners who are subject to federal income tax) may vary from those to Tax-Exempt Limited Partners (Limited Partners such as those who invested in the Fund from an individual retirement account). See "CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE-- Taxation Prior to Liquidation." At September 30, 1996, the Unit Valuation was $420 per Unit. After deducting subsequent distributions totalling $131.47 made during the period November















     1996 through July 15, 1997, the adjusted Unit Valuation is $289. Included in the subsequent distributions were $14.55 of residual sales proceeds from Dupont Business Park, $66.59 of sales proceeds from Royal Biltmore, and $42.33 of sale proceeds from Van Buren. The sales price under the Purchase and Sale Agreement after deducting expenses of the Transaction to the Fund, is estimated to average approximately $299 per Unit. Additional net assets from current and prior operations are also expected to be distributed to Limited Partners in conjunction with the Transaction. When aggregated with the proceeds of the Sale, total liquidating distributions are expected to exceed the adjusted Unit Valuation of $289 per Unit.

               It is not anticipated that the Limited Partners who purchased their Units during the initial public offering of the Units will receive aggregate distributions, including distributions from the Sale, equal to the amount that they originally invested in the Fund.

     Fairness Opinion

               The General Partner requested Legg Mason Wood Walker, Incorporated ("Legg Mason") to render it an opinion as to whether the consideration to be received by the Fund from the Sale is fair to the Fund and the Limited Partners, from a financial point of view. The General Partner retained Legg Mason based upon its prominence as an investment banking and financial advisory firm with experience in the valuation of businesses, their properties and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations for corporate purposes, especially with respect to REITs and other real estate companies.

               On July 21, 1997, Legg Mason delivered its written opinion to the General Partner (the "Fairness Opinion") that, as of the date of such opinion, based on Legg Mason's review and subject to the limitations described below, the consideration to be received by the Fund from the Sale is fair to the Fund and the Limited Partners, from a financial point of view. The Fairness Opinion does not constitute a recommendation to any Limited Partner as to whether such Limited Partner should approve the Sale. Additionally, the Fairness Opinion does not compare the relative merits of the Sale with those of any other transactions or business strategies available to the Fund as alternatives to the Sale, and Legg Mason was not requested to, and did not, solicit the interest of any other party in acquiring the Properties.

               THE FULL TEXT OF THE FAIRNESS OPINION (WHICH CONTAINS A DESCRIPTION OF THE ASSUMPTIONS AND QUALIFICATIONS MADE, MATTERS CONSIDERED AND LIMITATIONS IMPOSED ON THE REVIEW AND ANALYSIS) IS















     SET FORTH IN APPENDIX I AND SHOULD BE READ IN ITS ENTIRETY. THE FUND IMPOSED NO CONDITIONS OR LIMITATIONS ON THE SCOPE OF LEGG MASON'S INVESTIGATION OR THE METHODS OR PROCEDURES TO BE FOLLOWED IN RENDERING THE FAIRNESS OPINION.

               In rendering the Fairness Opinion, Legg Mason, among other things: (i) reviewed the Purchase and Sale Agreement; (ii) reviewed and analyzed certain consolidated historic and projected financial and operating data of the Fund and the Properties, including certain audited and unaudited financial statements for the Fund and unaudited cash-basis projections for the Properties, as provided by the General Partner and LaSalle; (iii) reviewed and analyzed certain other internal information concerning the business and operations of the Fund and the Properties furnished to it by the General Partner and LaSalle; (iv) reviewed and analyzed certain publicly available information concerning the Fund, the Properties and the Purchaser; (v) reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that Legg Mason deemed relevant to its inquiry; (vi) reviewed and analyzed certain selected market purchase price data that Legg Mason considered relevant to its inquiry; (vii) held meetings and discussions with certain directors, officers and employees of the General Partner and LaSalle concerning the operations, financial condition and future prospects of the Properties; and (viii) conducted such other financial studies, analyses and investigations, including visits to certain of the Properties, and considered such other information as it deemed appropriate.

               In preparing its opinion, Legg Mason relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by the General Partner and LaSalle. Legg Mason assumed that the financial projections (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the General Partner and LaSalle as to the future performance of the Properties. Legg Mason did not make an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Fund (including the Properties), nor was Legg Mason furnished with any such independent evaluations or appraisals. The Fairness Opinion is based upon financial, economic, market and other conditions and circumstances existing and disclosed to it as of the date of its opinion.

               The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or amenable to summary description. Accordingly, Legg Mason believes that its analysis must be considered as a whole and that considering any portion of the analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete picture of the process underlying the Fairness Opinion. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the values of real estate properties are not appraisals and may not reflect the prices at which such properties may actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty and Legg Mason does not assume responsibility for any future variations from such analyses or estimates. The following paragraphs summarize the significant quantitative and qualitative analyses performed by Legg Mason in arriving at the Fairness Opinion.

               Analyses and Conclusions

               As background for its analyses, Legg Mason held extensive discussions with the General Partner and LaSalle regarding the history, current business operations, financial condition and future prospects of the Properties.

               In valuing the Properties, Legg Mason considered a variety of valuation methodologies, including (i) a discounted cash flow analysis; (ii) an analysis of certain transactions pursuant to which selected REIT's have acquired a portfolio of industrial or office properties; and (iii) an analysis of certain publicly available market purchase price data for industrial and office properties in the markets in which the Properties are located.

               For purposes of its analysis, Legg Mason relied upon audited financial statements for the Fund for the fiscal year ended September 30, 1996, unaudited financial statements for the Fund for the six months ended March 31, 1997 and unaudited cash-basis projections for the Properties for the fiscal years ending September 30, 1997 through 2007, inclusive, as provided by the General Partner and LaSalle.

               In connection with rendering its opinion, Legg Mason performed a variety of financial and comparative analyses, including those summarized below, and relied most heavily on the discounted cash flow analysis. Legg Mason's opinion is directed only to the fairness to the Fund and to the Limited Partners, from a financial point of view, of the consideration to be received by the Fund from the Sale, and does not address any other aspect of the Sale. The summary set forth below does not purport to be a complete description of the analyses used by Legg Mason in rendering its Fairness Opinion.

               Discounted Cash Flow Analysis. Legg Mason analyzed the financial terms of the Sale using a discounted cash flow analysis. The discounted cash flow approach assumes, as a basic premise, that the intrinsic value of any business or property is the current value of the future cash flow that the business or property will generate for its owners. To establish a current implied value under this approach, future cash flow must be estimated and an appropriate discount rate determined. Legg Mason used projections and other information provided by the management of the General Partner and LaSalle to estimate the free cash flows, defined as total projected cash revenue (including base rent and expense recoveries net of certain free rent and vacancy allowances) minus total projected cash property expenses (including utility expense, repair and maintenance expense, property management fees, insurance, real estate taxes, tenant improvements, leasing commissions and capital improvements) ("Free Cash Flows") for the six months ending September 30, 1997 through the fiscal year ending September 30, 2007, inclusive.

               The Free Cash Flows were then discounted to the present, using discount rates ranging from 11.2% to 14.2% (12.5% midpoint) and growth rates applied to the average of the Free Cash Flows for the fiscal years ending September 30, 2005 through 2007 ranging from 4.0% to 5.5%. These discount rates reflected Legg Mason's assessment of real estate investments in general, and the specific risks of the Properties, in particular. Legg Mason's calculations resulted in a range of aggregate imputed values of the Properties of $21.9 million to $34.8 million, with a mean of $27.1 million.

               Given that the consideration of $27,408,320 to be received by the Fund from the Sale is within the aggregate values of the Properties derived from a discounted cash flow analysis, Legg Mason believes that this analysis supports the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale.

               Selected Comparable Acquisition Analysis. Legg Mason also analyzed selected transactions (the "Comparable Industrial Acquisitions") in which certain office/industrial REIT's (the "Acquiring Industrial Companies") acquired a portfolio of industrial properties (the "Target Industrial Portfolios"). Legg Mason compared the purchase price paid in each Comparable Industrial Acquisition with the latest twelve months or reported period, on an annualized basis, revenues, EBITDA and funds from operations of the Target Industrial Portfolios and calculated the following range of multiples: a range of purchase price to Target















     Industrial Portfolio revenues of 6.0x to 8.7x, with a mean of 7.4x; a range of purchase price to Target Industrial Portfolio EBITDA of 9.0x to 11.8x, with a mean of 10.4x; and a range of purchase price to Target Industrial Portfolio funds from operations of 8.3x to 11.8x, with a mean of 10.3x. Applying the applicable range of these acquisition multiples to the industrial Properties' revenues, EBITDA and funds from operations for the trailing twelve month period ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an implied aggregate range of values of the industrial Properties of approximately $16.2 million to $25.5 million, with a mean of $20.7 million.

               Legg Mason also analyzed selected transactions (the "Comparable Office Acquisitions") in which certain office/industrial REITs (the "Acquiring Office Companies") acquired a portfolio of office properties (the "Target Office Portfolios"). Legg Mason compared the purchase price paid in each Comparable Office Acquisition with the latest twelve months or reported period, on an annualized basis, revenues, EBITDA and funds from operations of the Target Office Portfolios and calculated the following range of multiples: a range of purchase price to Target Office Portfolio revenues of 2.2x to 10.0x, with a mean of 5.8x; a range of purchase price to Target Office Portfolio EBITDA of 6.3x to 15.1x, with a mean of 10.6x; and a range of purchase price to Target Office Portfolio funds from operations of 0.7x to 17.3x, with a mean of 11.0x. Applying the applicable range of these acquisition multiples to the office Property's revenues, EBITDA and funds from operations for the trailing twelve month period ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an implied range of values for the office Property of approximately $0.4 million to $14.6 million, with a mean of $7.2 million. Legg Mason then combined the respective ranges of valuations of the industrial Properties and the office Property, which yielded an implied aggregate range of values of the Properties of approximately $16.5 million to $40.2 million, with a mean of $27.9 million.

               Given that the consideration of $27,408,320 to be received by the Fund from the Sale is within the aggregate values for the Properties derived from the range of acquisition multiples of the Comparable Industrial Acquisitions and the Comparable Office Acquisitions, Legg Mason believes that this analysis supports the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale.

















               Selected Comparable Market Purchase Price Analysis. Legg Mason also compared certain financial information relating to the Properties to certain publicly available information on current purchase prices of industrial and office buildings in particular markets in which the Properties are located.

               Legg Mason analyzed the purchase capitalization rate (calculated by dividing property net operating income for the applicable trailing twelve month period by the purchase price paid) for the Atlanta, Georgia; Fort Lauderdale, Florida; and Los Angeles, California industrial markets as well as for the suburban Washington, D.C. office market. Legg Mason believes that these markets closely resemble the respective markets in which the Properties are located and are an appropriate basis for the comparison of values.

               Applying this selected data to the applicable Properties' net operating income for the twelve months ended March 31, 1997, as adjusted to reflect management's pro forma adjustments and certain additional adjustments that Legg Mason deemed appropriate, yielded an aggregate value of the Properties of $28.0 million.

               Given that the consideration of $27,408,320 to be received by the Fund from the Sale is approximately equal to the aggregate value for the Properties derived from the purchase capitalization rates, Legg Mason believes that this analysis supports the fairness to the Fund and the Limited Partners, from a financial point of view, of the consideration to be received from the Sale.

               Pursuant to an engagement letter dated May 12, 1997, Legg Mason will receive $35,000 for its services in rendering the Fairness Opinion. Legg Mason will also be reimbursed for certain of its expenses, in an amount not to exceed $5,000 without the prior consent of the General Partner. The Fund and the General Partner have agreed to indemnify Legg Mason, its affiliates and each of its directors, officers, employees, agents, consultants and attorneys, and each person or firm, if any, controlling Legg Mason or any of the foregoing, against certain liabilities, including liabilities under federal securities law, that may arise out of Legg Mason's engagement.

               Legg Mason has, from time to time, provided securities brokerage services to Associates and its affiliates, and may do so in the future, but the compensation paid by Associates and its affiliates to Legg Mason is not material, constituting less than 1% of Legg Mason's total 1996 commission revenue, and less than 1% of such commissions paid by Associates and its affiliates in 1996. Legg Mason has also been retained by the Affiliated Funds for separate fees to render opinions in connection with the sale by such Affiliated Funds of substantially all of their properties to the Purchaser.

     Recommendation of the General Partner

               The General Partner believes that the Transaction is in the best interests of the Fund and the Limited Partners, and, therefore, recommends that the Limited Partners approve the Transaction.

               In reaching its recommendation, the General Partner considered the following factors with respect to the Transaction:

               (i) In a sale of all of the Properties in one transaction, all negotiations including those relating to price and any adjustments to price as a result of the Purchaser's due diligence are conducted on a portfolio level, rather than Property by Property, which is more efficient and is anticipated to result in fewer price adjustments;

               (ii) The purchase price was achieved by arm's length negotiations and exceeds the Property Valuation;

               (iii) The Fairness Opinion of Legg Mason that the Sale is fair to the Fund and the Limited Partners, from a financial point of view;

               (iv) Prior to entering into the Purchase and Sale Agreement, the General Partner made inquiries regarding the Purchaser and determined that the Purchaser has a reputation for completing purchases it contracts to make and for doing so in a timely and expeditious manner;

               (v) The terms and conditions of the Purchase and Sales Agreement described under "Terms of the Purchase and Sale Agreement," in particular: (a) the Purchaser's obligations are not subject to obtaining financing; (b) the Purchaser will forfeit its $274,083.20 Escrow Deposit if it fails to consummate the Transaction other than for the due diligence reasons discussed under "Terms of the Purchase and Sale Agreement-- Condition of the Properties; Purchaser's Review of the Properties;" (c) it is unlikely that there will be any significant adjustment to the purchase price because the Purchaser had early access to information and because of the timing of the due diligence review; and (d) the Fund can terminate the Purchase and Sale Agreement if a more favorable unsolicited offer is received for the Properties, although the Fund would then forfeit the Escrow Deposit and pay an additional $600,000 to the Purchaser;

















               (vi) No brokerage commissions are required to be paid by the Fund in connection with the Sale;

               (vii) Selling all of the Properties at one time will result in lower aggregate sales costs;

               (viii) Selling all of the Properties at one time will eliminate the need for the Fund to incur the ongoing administrative and other expenses of continuing to operate the Fund and certain Properties during an extended sales period;

               (ix) The Sale and Liquidation will result in the more accelerated return of capital to the Limited Partners; and

               (x) The Sale and Liquidation will result in the opportunity for Taxable Limited Partners who are calendar year taxpayers to include the results from Schedules K-1 for the 1997 fiscal year ending September 30, 1997, and for the final period ending December 31, 1997, in their 1997 tax return and, thus, avoid the future inconvenience and expense of reflecting such schedules in their 1998 and future income tax returns.

               The General Partner considered the following additional factors with respect to the disposition of the Properties in general:

               (i) The General Partner's belief that current market conditions are favorable for a sale of the Properties due to the favorable interest rate environment, the increased availability of investor capital and the improvement in certain of the marketplaces in which the Fund's Properties are located, as well as the likelihood that speculative construction will commence in several of these markets in the near future, as discussed under the caption "THE TRANSACTION--Description of the Properties to be Sold;"

               (ii) The historic as well as the present levels of distributions to the Limited Partners (which have been lower than originally anticipated);

               (iii) The liquidity the Transaction will provide to Limited Partners that the retention of Units does not provide. At present, there is no established public trading market for Units and liquidity is limited to sporadic sales that occur within an informal secondary market and pursuant to occasional tender offers for Units, which are generally at a substantial discount to the Unit Valuation;

               (iv) The age and physical condition of the Properties, anticipated lease expirations and the anticipated need for substantial expenditures on capital improvements and tenant improvements in the near term if the Fund continued to hold the Properties through the end of 1998;

               (v) The fact that the Properties have now been held for their originally anticipated holding period; and

               (vi) Retaining the Properties will continue to subject the Fund to the risks inherent in the ownership of property such as fluctuations in occupancy rates, operating expenses and rental rates which in turn may be affected by general and local economic conditions, the supply and demand for properties of the type owned by the Fund and federal and local laws and regulations affecting the ownership and operation of real estate. More particularly, the Fund would be subject to the risks of prospective lease expirations over the next few years, particularly at Springdale Commerce Center and Newport Center Business Park, which may require substantial cash expenditures to fund tenant improvement costs and leasing commissions in order to attract and retain tenants.

               The primary disadvantages of disposing of the Properties pursuant to the Sale are as follows:

               (i)  The Fund will not benefit from possible
     improvements in economic and market conditions which could produce increased cash flow and enhance the sales price of the Properties. The concern in continuing to hold the Properties in an improving market is that the market conditions which led to this improvement may encourage an increasing supply of new properties which could eventually lead to oversupply of the properties and weakening of prices;

               (ii) The sale of the Properties at one time may not result in as high an aggregate sales price as if they were sold individually; and

               (iii) Although not anticipated, the Liquidation may result in additional compensation to the General Partner equal to the amount of assets transferred to the General Partner less the amount necessary to satisfy the ultimate liabilities of the Fund.

               The General Partner also examined the alternative of disposing of the Properties individually or in smaller groups over the next 18 months. Based upon the General Partner's analysis as set forth above, the General Partner concluded that the Sale is a superior alternative to this strategy. The General Partner also considered liquidating the Fund in the ordinary course following the Sale, without assuming the outstanding liabilities of the Fund and receiving a commensurate amount of assets to satisfy such liabilities. However, such form of liquidation would likely result in additional administrative expenses incurred by the continuation of the Fund into calendar year 1998, and the receipt by Taxable Limited Partners of Schedules K-1, which would require that such additional Schedules K-1 be accounted for in preparing their 1998 tax returns. Since it is unlikely that the Liquidation proposed as part of the Transaction will result in compensation to the General Partner (the transfer of assets and liabilities will be based on a balance sheet prepared in accordance with Generally Accepted Accounting Principles), the General Partner concluded that the Liquidation was in the best interests of the Limited Partners. See "THE TRANSACTION--The Liquidation."

               It is not anticipated that the Limited Partners who purchased their Units during the initial public offering of the Units will receive aggregate distributions, including distributions from the Sale, equal to the amount that they originally invested in the Fund.

     Failure to Approve the Transaction

               If the Limited Partners fail to approve the Transaction, the Fund will continue to operate the Properties and attempt to sell the Properties in single or multiple sales, which may include sales to the Purchaser, in order to complete the liquidation of the Fund before the end of the 1998 fiscal year. Such sales could, under certain circumstances, require the consent of the Limited Partners.








































     Terms of the Purchase and Sale Agreement

               The following is a summary of the material terms of the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of April 11, 1997, by and between the Fund and Purchaser.
     This summary does not purport to be complete and reference is made to the Purchase and Sale Agreement, which is incorporated herein by reference. Copies of the Purchase and Sale Agreement will be provided to Limited Partners upon written request to T. Rowe Price Services, Inc., P.O. Box 89000, Baltimore, Maryland 21289-0270, or by calling (800) 962-8300. Capitalized terms used but not defined herein have the meaning ascribed to them in the Purchase and Sale Agreement.

               The Purchase and Sale Agreement provides for the Sale by the Fund to Purchaser of the Properties. The purchase price ("Purchase Price") for the Properties is $27,408,320, payable as follows: (i) $274,083.20 of the Purchase Price, the Escrow Deposit, was deposited by Purchaser into an escrow account contemporaneously with the execution of the Purchase and Sale Agreement; and (ii) the balance of the Purchase Price, subject to adjustment as described below, is payable by Purchaser at the Closing. The Closing Date is scheduled for the first business day that is five days after the latest to occur of: (a) the approval of the Transaction by a majority of the Limited Partners of the Fund; (b) the expiration of the last of the Due Diligence Periods (as described below); and (c) the receipt of the Fairness Opinion.

               Condition of the Properties; Purchaser's Review of the Properties

               The Purchaser is purchasing the Properties on an "As Is," "Where Is" and "With All Faults Basis" without any representation by the Fund as to the condition of the Properties or their fitness for any purpose except as specifically described below.

               The Purchase and Sale Agreement provides that, prior to Closing, Purchaser has three periods (collectively, the "Due Diligence Periods") during which it has the opportunity to review and analyze certain aspects of the Properties and certain limited rights to cancel the Purchase and Sale Agreement. During the period that commenced April 11, 1997 and expired May 1, 1997 ("Financial Due Diligence Period"), the Purchaser had the opportunity to review all of the Fund's Records and request other information concerning the Properties. The Purchaser had the right, by written notice to the Fund, to terminate the Purchase and Sale Agreement and have the entire Escrow Deposit refunded to it. Because the Fund did not receive such a notice from the















     Purchaser during the Financial Due Diligence Period, 50% of the Escrow Deposit became non-refundable on May 1, 1997.

               Additionally, pursuant to the Purchase and Sale Agreement, the Fund provided the Purchaser with an ASTM Phase I Environmental Report (each an "Environmental Report" and collectively, the "Environmental Reports") with respect to each Property. The Purchaser had a 30-day period (the "Environmental Due Diligence Period"), commencing on the date that it received all such Environmental Reports, to review and analyze the Environmental Reports and terminate the Purchase and Sale Agreement by written notice to the Fund and have 50% of the Escrow Deposit refunded to it. Because the Fund did not receive written notice from the Purchaser terminating the Purchase and Sale Agreement prior to June 23, 1997, the date on which the Environmental Due Diligence Period expired, the entire Escrow Deposit became non-refundable, subject to the provisions for title review described below.

               Finally, the Purchase and Sale Agreement provides for a time period (the "Title Due Diligence Period") for the Purchaser to review the state of title to the Properties. For each Property, the Purchaser was provided with a preliminary title insurance commitment and a current ALTA survey (collectively, the "Title Review Material"). Upon receipt of the Title Review Material, the Purchaser provided the Fund with written notice of the matters revealed by the Title Review Material of which the Purchaser disapproved (the "Disapproved Exceptions"). Except for certain monetary liens, the Fund has no obligation to remove any Disapproved Exceptions. Within ten days of the receipt of Purchaser's notice of Disapproved Exceptions, the Fund provided the Purchaser with a response specifying which Disapproved Exceptions it would remove prior to Closing. Although the Fund did not agree to remove all Disapproved Exceptions, the Purchaser did not elect to terminate the Purchase and Sale Agreement. Consequently, as of the date hereof, the Escrow Deposit is non-refundable.

               Conditions Precedent to Closing

               The obligation of the Fund to close under the Purchase and Sale Agreement is subject to (i) the approval of the Transaction by a majority of the Limited Partners, (ii) the validity of the Fund's representations and warranties on the Closing Date, (iii) the absence of a fire or other insured casualty for which the Fund has elected to terminate the Purchase and Sale Agreement in accordance with its terms, and (iv) the receipt of the Fairness Opinion.

               The obligation of the Purchaser to close under the Purchase and Sale Agreement is subject to (i) Purchaser having received an estoppel certificate with respect to 90% of the Major Tenants (defined as a tenant leasing 10,000 square feet of more of space) from either the tenant or the Fund, (ii) the absence of a casualty or condemnation for which Purchaser has elected to terminate the Purchase and Sale Agreement in accordance with its terms, (iii) the willingness of the Title Company to issue title insurance policies insuring the Purchaser's ownership of the Properties, and the (iii) the absence of Material Inaccuracies (defined as an inaccuracy resulting in an aggregate loss to the Purchaser in the excess of $274,083.20) in the Fund's representations and warranties.

               Casualty to or Condemnation of the Properties

               If, prior to the Closing, any one Property is damaged due to a fire or other insured casualty and the cost of repairing such damage is in excess of $100,000, then the Purchaser may elect to terminate the Purchase and Sale Agreement with respect to such Property and the Purchase Price shall be reduced by the market value of such Property under the Fund's casualty insurance policy prior to the casualty.

               If, prior to Closing, any one Property is damaged due to fire or other insured casualty and either: (i) the cost of repairing such damage is $100,000 or less, or (ii) the cost of repairing such damage is in excess of $100,000 and Purchaser has not elected to terminate the Purchase and Sale Agreement with respect to such damaged Property, the Closing shall occur as scheduled, the Fund shall assign to the Purchaser the proceeds of all casualty insurance with respect to such damage and the Purchase Price shall be reduced by the amount of the deductible under Fund's casualty insurance.

               If, prior to Closing, more than 10% of any one Property is condemned or taken by eminent domain and, as a consequence, the Property cannot be operated consistently with its use prior to such taking, then the Purchaser may elect to terminate the Purchase and Sale Agreement with respect to such Property and the Purchase Price shall be reduced by the allocated value of the affected Property. If, prior to Closing, a portion of any one Property is taken by eminent domain and either the Purchaser does not elect to terminate the Purchase and Sale Agreement with respect to the affected Property or the taking is not of a character that would permit the Purchaser to make such election, the Closing shall occur as scheduled without reduction in the Purchase Price and the Fund shall assign to the Purchaser all awards, if any, resulting from such condemnation.

               Operation of the Properties Prior to Closing

















               Prior to the Closing, the Fund shall operate and maintain the Properties in substantially the same manner as they were operated prior to execution of the Purchase and Sale Agreement, provided, however, that during the pendency of the Purchase and Sale Agreement, the Fund shall not, without the prior consent of the Purchaser, (i) enter into any material agreement affecting the Properties or any one of them; (ii) waive a material obligation of a tenant, (iii) materially modify any Tenant Lease or Service Contracts, or (iv) perform any physical alterations to the Properties costing in the aggregate in excess of $50,000.

               Representations and Warranties

               The Purchase and Sale Agreement contains various representations and warranties of the Fund relating to, among other things: (i) due organization and authority to enter into the Purchase and Sale Agreement, (ii) the absence of conflicts under any documents to which it is party and of violations of agreements and instruments by which it is bound, (iii) the absence of legal proceedings, governmental investigations and violations of law and (iv) the accuracy of the rent roll and schedule of service contracts provided to the Purchaser.

               The Purchase and Sale Agreement also contains various representations and warranties of the Purchaser relating to, among other things: (i) due organization and authority to perform its obligations under the Purchase and Sale Agreement, (ii) the absence of conflicts under any documents to which it is party and of violations of agreements and instruments by which it is bound and (iii) the confidential nature of the transaction.

               Default and Damages

               The Purchase and Sale Agreement provides that the Purchaser's sole recourse for any uncured breach (a "Default") by the Fund of any representation or warranty, or any other matter related to the Purchase and Sale Agreement prior to the Closing, shall be to terminate the Purchase and Sale Agreement and receive a refund of the Escrow Deposit together with a reimbursement of out-of-pocket expenses of up to $75,000, provided, however, the Purchaser shall have no such right to terminate the Purchase and Sale Agreement and receive a refund of the Escrow Deposit and reimbursement of out-of-pocket expenses unless all such Defaults by the Fund in the aggregate materially and adversely affect the value of any one Property by at least $100,000 or the value of the Properties by at least $500,000.

               In the event that a Default by the Fund is first discovered by the Purchaser after the Closing, Purchaser shall have no remedy for such Default unless such Default (i) relates to a matter expressly stated in the Purchase and Sale Agreement to survive the Closing, and (ii) Purchaser brings a claim with respect to such Default prior to the earlier of (a) October 31, 1997 or (b) 90 days following the Closing. In addition, the Fund shall have no liability to the Purchaser based upon any inaccuracy in the Fund's representations and warranties contained in the Purchase and Sale Agreement unless the same results in damage to the Purchaser of more than $274,083.20, and the Fund's aggregate liability to the Purchaser for all such inaccuracies is $2,500,000.

               Proration

               All items of income and expense will be apportioned and adjusted between the Fund and the Purchaser as of 12:00 midnight, Eastern Standard time, of the day preceding the Closing Date.

               Termination

               The Purchase and Sale Agreement may be terminated by the Fund if it receives a more favorable offer for the purchase of the Properties from a bona fide third party. In the event of a termination of the Purchase and Sale Agreement as a result of a more favorable offer, the Escrow Deposit would be returned to the Purchaser and the Fund would pay the Purchaser a topping fee of $600,000 when, and if, the Fund actually closes on such more favorable offer. The Purchase and Sale Agreement prohibits the Fund from actively seeking a more favorable offer, but allows the Fund to negotiate in good faith in the event that it receives an unsolicited offer.

     The Liquidation

               Following the consummation of the Sale, the General Partner will prepare a balance sheet (the "Balance Sheet") in accordance with Generally Accepted Accounting Principles ("GAAP"), setting forth the total amount of remaining assets and liabilities of the Fund, which will be audited by the Fund's independent auditors. The General Partner shall then determine the amount of net assets ("Net Assets") of the Fund by deducting all of such liabilities reflected on the Balance Sheet from the total assets of the Fund at such time. Promptly thereafter, such Net Assets, which will include net proceeds from the Sale, shall be distributed to the Limited Partners and the General Partner in accordance with the terms of the Partnership Agreement by utilizing any remaining cash proceeds derived from the Sale and any other cash held by the Fund. If necessary, in order to avoid a distribution in kind to the Limited Partners, the General Partner will provide additional cash to the Fund, in exchange for non-cash assets of the Fund of equal value, to facilitate a cash distribution to the Partners equal to the total amount of Net
     Assets.

               The General Partner has determined that it is in the best interests of Limited Partners to terminate the Fund by December 31, 1997, if possible, in order to eliminate the need for the Fund to prepare, and the Taxable Limited Partners to receive, Schedules K-1 with respect to calendar year 1998. In order to make reasonable provision to pay all outstanding liabilities of the Fund prior to December 31, 1997, the General Partner has agreed to assume all liabilities of the Fund, subject to its receipt of sufficient assets of the Fund to satisfy those liabilities set forth on the Balance Sheet. Although unlikely, if the amount necessary to satisfy the liabilities proves to be less than the assets transferred to the General Partner for such purpose, the General Partner would receive additional compensation in an amount equal to the difference between such assets and liabilities.

                BENEFITS OF THE TRANSACTION TO AND POSSIBLE
            CONFLICTS OF THE GENERAL PARTNER AND ITS AFFILIATES

               The General Partner does not anticipate receiving any fees or distributions in connection with the Sale of the Properties. In accordance with the Partnership Agreement, during the operating stage of the Fund, the General Partner was entitled to receive a distribution of 10% of certain monies which were derived from operations. Any amounts which are due to the General Partner with respect to prior periods may be paid following the consummation of the Sale. However, the General Partner is entitled to these monies, regardless of whether the Sale is consummated. The Sale of all of the Properties at any one time may, however, accelerate the timing for the receipt of these monies by the General Partner.

               There was a potential conflict created by the Sale because the Purchaser simultaneously offered to purchase substantially all of the assets of all of the Funds. Associates is the indirect parent company and controls the General Partner of the Fund, as well as all of the general partners and the investment manager, as the case may be, of the Affiliated Funds. The apparent conflict was addressed by insisting that the Purchaser negotiate and sign separate contracts with each of the selling entities. In order to further confirm the fairness of these third party contracts, each of the general partners or board of directors of the Affiliated Funds, as the case may be, has obtained a fairness opinion from Legg Mason that the consideration to be received by the respective Affiliated Fund from the sale to the Purchaser of such Affiliated Fund's properties or interests therein is fair, from a financial viewpoint, to the Affiliated Fund and its limited partners or stockholders, as the case may be.

               There is also a potential conflict for the General Partner in recommending the Sale because a mutual fund sponsored by Associates owns 1.8% of the outstanding shares of Glenborough Realty Trust Incorporated, the value of which could be enhanced by the consummation of the Sale. As of July 16, 1997, this holding constituted less than 1% of the net asset value of the fund and is not considered by Associates to be material to the fund.

               Conversely, the General Partner will be adversely affected by the Sale because the 10% of cash flows from operations which it presently receives will be eliminated (it received $335,000 during 1996). Further, in connection with the Liquidation, the General Partner may be obligated to contribute to the Fund for distribution to the Limited Partners an amount not in excess of $913,000, representing the negative balance in the General Partner's capital account. However, the consummation of the Sale will also eliminate any liability of the General Partner for liabilities of the Fund which could arise from continued operation of the Fund. See "THE TRANSACTION--The Liquidation."

       CERTAIN FEDERAL AND STATE INCOME TAX CONSEQUENCES OF THE SALE

     General

               The Transaction, if approved, will have certain tax implications to the Limited Partners that must be considered.
     The following summarizes the material estimated federal income tax consequences for Taxable Limited Partners arising from the Transaction and provides a general overview of certain state income tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions and published positions of the Internal Revenue Service (the "Service"), each as in effect on the date of this Consent Solicitation Statement. There can be no assurance that the Service will agree with the conclusions stated herein or that future legislation or administrative changes or court decisions will not significantly modify the federal or state income tax law regarding the matters described herein, potentially with retroactive effect. This summary is not intended to, and should not, be considered an opinion respecting the federal or state income tax consequences of the Transaction.

     Taxation Prior to Liquidation

               A partnership is not a taxable entity and incurs no federal income tax liability. Instead, each Partner is required to take into account in computing his or her income tax liability his or her allocable share of the Fund's items of income, gain, loss, deduction and credit (hereinafter referred to as "income or loss") in accordance with the Partnership Agreement. If the allocation of income or loss in the Partnership Agreement does not have "substantial economic effect" as defined in Code Section 704(b), the law requires the Fund's income or loss to be allocated in accordance with the Limited Partners' or Partners' economic interests in the Fund. The distribution of cash attributable to Fund income is generally not a separate taxable event.

               For tax purposes, the Fund will realize and recognize gain or loss separately for each Property (and in some cases, for each building which is part of a Property). The amount of gain for tax purposes recognized with respect to an asset, if any, will be an amount equal to the excess of the amount realized (i.e., cash or consideration received reduced by the expenses of the Sale) over the Fund's adjusted tax basis for such asset. Conversely, the amount of loss recognized with respect to an asset, if any, will be an amount equal to the excess of the Fund's adjusted tax basis over the amount realized by the Fund for such asset. The "adjusted tax basis" of a Property is its cost (including nondeductible capital expenditures made by the Fund at the time of purchase) or other basis with certain additions or subtractions for expenditures, transactions or recoveries of capital during the period of time from acquisition of the Property until the sale or other disposition. To determine the gain or loss on the sale or other disposition of a Property the unadjusted basis must be (i) increased to include the cost of capital expenditures such as improvements, betterments, commissions and other nondeductible charges; and
     (ii) decreased by depreciation and amortization.

               Each Limited Partner must report his or her allocable share of these gains and losses in the year in which the Properties are sold. Actual gain or loss amounts may vary from the estimates set forth below. Each Limited Partner's allocable share of any Section 1245 gain, Section 1231 gain or loss and Fund net taxable income or loss from operations will be reflected on his or her applicable Schedule K-1 (as determined in accordance with the allocation provisions contained in the Partnership Agreement discussed below).

               Under Section 702(a)(3) of the Code, a partnership is required to separately state, and the Partners are required to account separately for, their distributive share of all gains and losses. Accordingly, each Limited Partner's allocable share of any Section 1231 gain or loss and depreciation recapture realized by the Fund as a result of the Transaction would be reportable by such Limited Partner on his or her individual tax return.















     Section 1231 gains are those gains arising from the sale or exchange of "Section 1231 Property" which means (i) depreciable assets used in a trade or business or (2) real property used in a trade or business and held for more than one (1) year. Conversely, Section 1231 losses are those losses arising from the sale or exchange of Section 1231 Property. If Section 1231 losses exceed Section 1231 gains, such losses would be treated as ordinary losses by the Partners.

               To the extent that Section 1231 gains for any taxable year exceed certain Section 1231 losses for the year, subject to certain exceptions (such as depreciation recapture, as discussed below), such gains and losses shall be treated as long-term capital gains. However, Section 1231 gains will be treated as ordinary income to the extent of prior Section 1231 losses from any source that were treated as ordinary in any of the previous five years.

               Under Sections 1245 and 1250 of the Code, a portion of the amount allowed as depreciation expense with respect to
     Section 1231 Property may be "recaptured" as ordinary income upon sale or other disposition rather than as long-term capital gains ("Section 1245 gains" and "Section 1250 gains", respectively). The Fund does not anticipate that it would have Section 1250 gains as a result of the Transaction, and believes that Section 1245 gains, if any, will be de minimis.

               In general, under Section 4.3.D of the Partnership Agreement, gain from a "Terminating Transaction" is first allocated among Partners having negative capital account balances in proportion to and to the extent of their respective negative capital account balances prior to making distributions of the sale proceeds. A "Terminating Transaction" means a "Sale" or "Financing" which results in the termination or dissolution of the Fund. Thereafter, any remaining gains and losses, subject to an overriding 1% allocation of recognized tax loss to the General Partner, will be allocated to the Limited Partners so that, to the extent possible, the ratio of the positive capital account balance of each Limited Partner to the aggregate capital account balances for all Limited Partners equals the ratio of the number of Units held by each Limited Partner to the total of all Units held by the Limited Partners.

               The per-unit capital account balances of the Limited Partners before the Transaction vary. In particular, the capital account balances of Taxable Limited Partners are substantially lower than the balances of Tax-Exempt Limited Partners. This variance is primarily the result of greater allocations of depreciation for tax purposes to the Taxable Limited Partners during the life of the Fund. This disproportionate allocation was mandated by the Fund's Partnership Agreement and enabled the















     Taxable Limited Partners to shelter a portion of their Fund income from federal income taxes. In addition, the per-unit capital accounts of Limited Partners may vary as a result of different admission dates to the Fund.

               In accordance with the Partnership Agreement, distributions in liquidation are determined based on positive capital account balances for the Limited Partners. The Fund expects to recognize taxable gains of approximately $1.1 million and taxable losses of approximately $5.1 million as a result of the Sale. It is expected that the allocation of net gains and losses from the Sale will be sufficient to completely equalize the per-unit capital account balances of the Limited Partners. Thus, the expected distribution as a result of the Sale is estimated to be approximately $299 per Unit.




















































     Taxation of Liquidation

               After allocating income or loss to the Partners, with the concomitant tax basis adjustments, the distribution of proceeds from the Transaction will reduce each Limited Partner's federal income tax basis in his or her Unit. To the extent that the amount of the distribution is in excess of that basis, such excess will be taxed as a long-term or short-term capital gain depending on a Limited Partner's holding period. Upon the subsequent termination of the Fund, most Limited Partners will likely have basis remaining for their Units. The amount of such remaining basis will give rise, in the year of the termination, to a long-term or short-term capital loss, depending on the Limited Partner's holding period.

     Capital Gains

               Net long-term capital gains of individuals, trusts and estates will be taxed at a maximum rate of 28%, unless the rate applicable to long-term capital gains is decreased by legislation, while ordinary income (such as Section 1245 gain or Section 1250 gain) will be taxed at a maximum rate of up to 39.6%. The amount of net capital loss that can be utilized to offset income will be limited to the sum of net capital gains from other sources recognized by the Limited Partner during the tax year, plus $3,000 ($1,500 in the case of a married individual filing a separate return). The excess amount of such net long-term capital loss may be carried forward and utilized in subsequent years subject to the same limitations.

     Passive Loss Limitations

               Limited Partners who are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitations rules. A Limited Partner's allocable share of Fund income or loss is treated as derived from a passive activity, except to the extent of the Fund's portfolio income. Portfolio income includes such items as interest and dividends.
     A Limited Partner's allocable share of any Fund gain realized on the Sale will be characterized as passive activity income. Such passive activity income may be offset by passive activity losses from other passive activity investments. Moreover, because the Transaction will terminate the Limited Partner's interest in the passive activity, a Limited Partner's allocable share of any Fund loss realized on the sale of its investments, or loss realized by the Limited Partner upon liquidation of his or her Units, will not be subject to the loss limitations.



















     Certain State Income Tax Considerations

               Because each state's tax law varies, it is impossible to predict the tax consequences to the Limited Partners in all the state tax jurisdictions in which they are subject to tax. Accordingly, the following is a general summary of certain common (but not necessarily uniform) principles of state income taxation. State income tax consequences to each Limited Partner will depend upon the provisions of the state tax laws to which the Limited Partner is subject. The Fund will generally be treated as engaged in business in each of the states in which the Properties are located, and the Limited Partners would generally be treated as doing business in such states and therefore subject to tax in such state. Most states modify or adjust the taxpayer's federal taxable income to arrive at the amount of income potentially subject to state tax. Resident individuals generally pay state tax on 100 percent of such state-modified income, while corporations and other taxpayers generally pay state tax only on that portion of state-modified income assigned to the taxing state under the state's own apportionment and allocation rules.

     Tax Conclusion

               The discussion set forth above is only a summary of the material federal income tax consequences to the Taxable Limited Partners of the Properties and of certain state income tax considerations. It does not address all potential tax consequences that may be applicable to a Limited Partner and may not be applicable to Tax-Exempt Limited Partners and certain other categories of Limited Partners, such as non-United States persons, corporations, insurance companies, subchapter S corporations, partnerships or financial institutions. It also does not address the state, local or foreign tax consequences of the transactions. ACCORDINGLY, LIMITED PARTNERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE SPECIFIC INCOME TAX CONSEQUENCES OF THE TRANSACTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.



























                            NO APPRAISAL RIGHTS

               If Limited Partners owning a majority of the outstanding Units on the Record Date consent to the Transaction, such approval will bind all Limited Partners. The Partnership Agreement and the Maryland Revised Uniform Limited Partnership Act, under which the Fund is governed, do not give rights of appraisal or similar rights to Limited Partners who dissent from the vote of the majority in approving or disapproving the Transaction. Accordingly, dissenting Limited Partners do not have the right to have their Units appraised or to have the value of their Units paid to them if they disapprove of the action of a majority in interest of the Limited Partners.

            MARKET FOR THE FUND'S LIMITED PARTNERSHIP INTERESTS
                    AND RELATED SECURITY HOLDER MATTERS

               At July 2, 1997 there were 17,355 Limited Partners.
     The Fund will not redeem or repurchase the Units. There is no active public trading market for the Units. However, in the last quarter of fiscal 1996 and the first two quarters of fiscal 1997, three bidders, none of which is affiliated with the General Partner or LaSalle, made tender offers for the Units, at prices of $180, $250, and $298 per Unit, subject to adjustment for certain distributions by the Fund. The Fund has made material distributions of property sale proceeds since these offers were made. See "THE TRANSACTION--Annual Valuation." The General Partner is not aware of how many sales have actually occurred at these prices. As of July 2, 1997, sales of 1,602 Units purchased pursuant to these offers have been presented for processing.

               In 1987 Congress adopted certain rules concerning "publicly traded partnerships". The effect of being classified as a publicly traded partnership would be that income produced by the Fund would be classified as portfolio income rather than passive income. After December 31, 1997, if the Fund does not have qualifying income, the Fund could be taxed as a corporation. On November 29, 1995, the Internal Revenue Service adopted final regulations ("Final Regulations") describing when interests in partnerships will be considered to be publicly traded. The Final Regulations do not take effect with respect to the Fund until the year 2006. Due to the nature of the Fund's income and to the historically low volume of transfers of Units, it was not anticipated that the Fund would be treated as a publicly traded partnership under currently applicable rules and interpretations or under the Final Regulations. However, in the event the transfer of Units presented for transfer within a tax year of the Fund could cause the Fund to be treated as a "publicly traded partnership" for federal tax purposes, the General Partner will accept such transfers only after receiving from the transferor or the transferee an opinion of reputable counsel satisfactory to the General Partner that the recognition of such transfers will not cause the Fund to be treated as a "publicly traded partnership" under the Code. The General Partner is closely monitoring this situation in light of the recent tender offers.

               Cash distributions declared to the Limited Partners during the two most recent fiscal years are as follows:
             Distribution for the             Amount of
                Quarter Ended          Distributions per Unit

             December 31, 1994                 $ 4.00

             March 31, 1995                    $ 4.00
             June 30, 1995                     $ 4.00

             September 30, 1995                $18.00
             December 31, 1995                 $ 4.75

             March 31, 1996                    $22.54

             June 30, 1996                     $ 4.75
             September 30, 1996                $21.55

               All of the foregoing distributions were paid from cash flows from operating activities with the exception of the distribution for the quarter ended September 30, 1995 which included a distribution of $9.00 per Unit representing previously retained proceeds from the sales of Corporate Square and Dupont Business Park, the distribution for the quarter ended March 31, 1996, which included $17.79 per Unit representing the proceeds of the sale of Spring Creek, and the distribution for the quarter ended September 30, 1996, which included $14.55 per Unit of residual proceeds retained from the sale of Dupont Business Park. Distributions made for fiscal 1997 are $1.00 per Unit from operations for the first quarter of fiscal 1997, $66.59 per Unit from the sale of Royal Biltmore in April and $42.33 per Unit from the sale of Van Buren in June. The Fund has distributed all sales proceeds for transactions to date.

               There are no material legal restrictions on the Fund's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. Reference is made to "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," below, for a discussion of the Fund's plans regarding future distributions.





















                     SELECTED HISTORICAL FINANCIAL DATA

               The following selected historical financial data for each of the fiscal years in the five-year period ended September 30, 1996, has been derived from the Fund's financial statements audited by the Fund's independent auditors. The following selected historical financial data for the six month periods ended March 31, 1997 and 1996 are unaudited and, in the opinion of the General Partner, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. Financial data for the six month period ended March 31, 1997 are not necessarily indicative of the results of operations to be expected for the entire year. The selected financial data set forth below should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and the audited and unaudited financial statements and related notes thereto appearing elsewhere herein.


            (Dollar amounts in thousands, except per-unit data)

                              Year ended September 30,

                     1992    1993     1994     1995    1996

     Total
     assets       $61,260  $52,710  $47,844 $46,133 $38,729

     Total
     revenues      $6,542   $6,339   $5,993  $6,043  $6,171

     Net income
     (loss)      $(3,012) $(6,610)     $165      $8 $(2,603)

     Net income
     (loss) per
     Unit        $(29.91) $(65.65)    $1.64   $0.08 $(25.85)

     Cash distri-
     butions
     declared per
     Unit:

     From oper-
     ations        $20.00   $16.00   $16.00  $21.00   $21.25

     From sale
     proceeds      $21.00   $34.00    $9.00  $32.34   $17.79


















                    6 months ended (unaudited)

                            March 31, 1996    March 31, 1997

     Total assets           $44,467           $37,225

     Total revenues         $ 3,067           $ 3,008

     Net income (loss)      $   705           $   758

     Net income (loss) per
     Unit                   $  7.00           $  7.53

     Cash distributions
     declared per Unit:

     From operations        $  9.50           $  1.00

     From sale
     proceeds               $ 17.79              --













































                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Results of Operations

              Three and Six Months ended March 31, 1997 compared to Three and Six Months ended March 31, 1996

              For the six months ended March 31, 1997, the Fund's net income was $758,000, an increase of $53,000 over the same period last year. The slight increase was attributable to a decline in depreciation totaling $425,000 at four properties, largely offset by the absence of net income from Spring Creek, which was sold last year. The lack of depreciation expense for Royal Biltmore and Van Buren, which were classified as held for sale, accounted for $221,000 of the decline during the reporting period. An additional decline of $204,000 was related to the lower depreciable bases at both Airport Perimeter and The Business Park, resulting from writedowns at the Properties at the end of the last fiscal year. The improved contribution at Montgomery of $54,000 compared with the same period in 1996 was primarily due to decreases in operating expenses, including bad debts. Fund expenses rose during the three months ended March 31, 1997, mainly as a result of necessary costs incurred in responding to the recent tender offers for Units.

              At the property level, the average leased status of the Properties increased slightly, from 89% for the six months ended March 31, 1996, to 90% for the comparable 1997 period. During the most recent quarter, the Fund signed new, renewal, and expansion leases covering 10% of the portfolio's square footage. The major improvements occurred at Van Buren, Airport Perimeter, Montgomery and Royal Biltmore; both Royal Biltmore and Van Buren were 100% leased at the end of March 1997. In addition, a new lease representing another 14.5% of the Property was signed at Montgomery in May 1997.

              The Fund's net cash outflows declined slightly compared with the same six-month period in 1996, due largely to the greater cash distributions in the earlier period.

              Year ended September 30, 1996 compared to Year ended September 30, 1995

              For the fiscal year ended September 30, 1996, the Fund's net income declined from the prior year, excluding the effects of property writedowns. Impairments recorded for The Business Park, Airport Perimeter, and Newport Center, plus a valuation allowance at Van Buren, net of a recovery in Spring Creek's value recorded prior to its disposition, totaled $3,115,000. This net charge was offset to a limited extent by lower depreciation associated with properties held for sale. Excluding the effect of these adjustments, the Fund had net income of $512,000 for 1996 versus net income of $555,000 for 1995. After the declines in property values, the Fund reported a net loss of $2,603,000 in 1996 compared with net income of $8,000 in 1995.

              At the property operating level, the higher average leased status at The Business Park as well as increased rental rates at Royal Biltmore and Newport Center had a positive effect on revenues. This more than offset the effect on rental income of a decline in the average leased status at Montgomery Executive Center and of the absence of revenues from Spring Creek since its sale in April 1996.

              While the leased status at Airport Perimeter declined by nine percentage points over the course of the year, its average leased status and contribution to income from operations was up slightly. Based on recent communications with the Hartsfield International Airport Acquisition Office, it appears that the Atlanta Airport will be expanded and that the Fund will be forced, through condemnation proceedings, to sell this property within the next two years. While leases on 31% of the space at Airport Perimeter expire in fiscal 1997, leasing activity in the submarket is positive, and the property is receiving attention from prospective tenants.

              The impact of Montgomery Executive Center's poor revenue performance was exacerbated by an increase in bad debt expense plus associated legal fees and depreciation resulting from the write-off of tenant improvements, primarily for those tenants who were credit problems and vacated prior to their lease expirations.

              Leases representing 26% of the portfolio's leasable square footage are scheduled to expire in fiscal 1997. These leases represented approximately 21% of the portfolio's rental income for fiscal 1996. This amount of potential lease turnover is normal for the types of properties in the portfolio, which typically lease to tenants under three to five year leases. The overall portfolio occupancy was 89% as of the end of fiscal 1996.

              Montgomery Executive Center accounted for 24% of the Fund's revenue from operating activities in fiscal 1996. Leases covering 12% of the space in this property expire in 1997, and the property was 32% vacant as of September 30, 1996. The Fund expects that rents ultimately obtained on this space will in some cases be slightly lower than that received under the previous leases, which were executed several years ago in stronger markets. Expenditures for tenant improvement work are anticipated in connection with any new leases.
















              The Business Park provided 19% of the Fund's revenue from operations in fiscal 1996. This Property did well in renewing tenants whose leases expired in 1996, as well as attracting new tenants, and conditions in its competitive market are expected to continue to remain favorable.

              Year ended September 30, 1995 compared to Year ended September 30, 1994

              Rental income from Properties owned during all of fiscal 1995 was up $317,000 over 1994, and expenses, excluding the effect of the Corporate Square sale and valuation adjustments, were down $62,000. Without the adjustments, net income from these Properties' operations would have increased by $379,000 over 1994 to $555,000. Corporate Square, which was sold in January 1994, contributed $264,000 to rental income and $234,000 to net income in fiscal 1994 and nothing in 1995. In addition, the carrying values of three properties still owned declined a total of $547,000. At Airport Perimeter, an initial permanent value impairment of $189,000 was recorded, while at the Business Park there was permanent impairment of $165,000 in addition to $860,000 of impairment recorded in 1993 and 1994. Spring Creek, which the Fund was trying to sell, incurred a net downward valuation adjustment of $193,000. (This Property had previously recorded $489,000 of permanent impairment in 1992, and a total of $1,244,000 of net valuation allowances in 1993 and 1994.)

              The biggest gain in rental income from the current portfolio of Properties was experienced by Royal Biltmore, whose average leased status was up from 91% in fiscal 1994 to 98% in 1995, resulting in $123,000 of additional income. The Business Park, Springdale, and Newport Center also experienced higher leased levels, while rental rates being paid by new tenants at the first two Properties were also up over those in prior leases.

              Bad debt expense was down or flat for all Properties in 1995 relative to 1994, with Montgomery and Newport Center showing the greatest improvement in tenant credit quality. Savings in this property operating expense category, excluding Corporate Square, totaled $71,000, and repairs and maintenance costs at Montgomery declined by $44,000 relative to 1994. Increased tax assessments at The Business Park and Royal Biltmore more than offset the absence of taxes for Corporate Square, pushing real estate taxes higher. Excluding the effect of Corporate Square, depreciation on continuing Properties remained flat. There were significant fluctuations on several Properties (Newport Center down $120,000, Van Buren up $56,000, Montgomery Executive Center up $48,000, and Airport Perimeter up $17,000) resulting from variations in the write-off of tenant improvements for vacating and expiring leases.

















     Liquidity and Capital Resources

              The Fund sold 90,612 Units in connection with its initial public offering for a total of $90,612,000. Combined with the initial contribution of $10,000 from the Initial Limited Partners, the total Limited Partners' capital contributions were $90,622,000. The initial public offering was terminated in May 1985, and no additional Units have been or will be sold by the Fund. After deduction of organizational and offering costs of $5,212,617, the Fund was left with $85,409,383 available for investment.

              The Fund purchased ten properties on an all-cash basis, and has sold five property investments - its interest in Dupont, and the Corporate Square, Spring Creek, Royal Biltmore and Van Buren properties. The remaining five Properties are reflected in the March 31, 1997 financial statements as investments in real estate of $26,523,000 after accumulated depreciation, amortization and valuation allowances recognized in prior years.

              The Fund expected to incur capital expenditures during fiscal 1997 totaling approximately $1,544,000 for tenant improvements, lease commissions, and other major repairs and improvements; the majority of these expenditures are dependent on the execution of leases with new and renewing tenants. In the first six months of fiscal 1997, the Fund incurred $483,000 of such expenses. Under the terms of the Purchase and Sale Agreement, the Fund agreed to operate and maintain the Properties in substantially the same manner as they were operated prior to the execution of the Purchase and Sale Agreement, provided that the Fund has agreed that it will not, without the prior consent of the Purchaser, perform any physical alterations to the Properties costing in the aggregate in excess of $50,000. Subsequent to the execution of the Purchase and Sale Agreement, the Fund and the Purchaser agreed that the Fund will perform approximately $57,000 of specified capital work on the Properties.

              The Fund maintains cash balances to fund its operating and investing activities including the costs of tenant improvements and leasing commissions, costs which must be disbursed prior to the collection of any resultant revenues. The General Partner believes that cash balances and cash generated from operating activities in fiscal 1997 will be adequate to fund the Fund's current investing and operating needs. The Fund has suspended distributions pending completion of the Sale, with the exception of the distribution in July 1997 of the proceeds of the sale of Van Buren.

















              As of March 31, 1997, the Fund held cash and cash equivalents aggregating $1,140,000, a decrease of $1,150,000 from the prior year end. This decrease resulted primarily because of the distribution in November 1996 of previously retained proceeds of the sale of the Dupont property. Net cash provided by operating activities increased by $219,000 from 1995, primarily due to improved operating results (exclusive of property valuation adjustments). Net cash provided by investing activities increased by $2,174,000, primarily because the Fund received the proceeds of the Spring Creek sale in 1996, did not sell a property in 1995, and made fewer capital expenditures in 1996. Cash used in financing activities increased by $3,164,000, reflecting the higher distributions during the current year.

     Reconciliation of Financial and Tax Results

              For fiscal 1996, the Fund's financial statement net loss was $2,603,000, and its taxable net loss was $632,000. The primary differences between the two are allowances for property valuations of $3,115,000, and a tax basis loss on the sale of Spring Creek of $1,296,000. For fiscal 1995, the Fund's financial statement net income was $8,000, and its taxable net income was $613,000. The primary difference between the two was allowances for property valuation of $547,000. For fiscal 1994, the Fund's financial statement net income was $165,000, and its taxable net loss was $2,938,000. The primary difference between the two was the net loss for tax purposes of $3,133,000 resulting from the sale of the Corporate Square property. For a complete reconciliation, see Note 7 to the Fund's year-end financial statements, which note is hereby incorporated herein by reference.



































                                  BUSINESS

              The Fund was formed on August 31, 1984 under the Maryland Revised Uniform Limited Partnership Act for the purpose of acquiring, operating and disposing of existing income-producing commercial real estate properties. On December 7, 1984, the Fund commenced an offering of $100,000,000 of Units ($1,000 per Unit) pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended. The Gross Proceeds from the offering, combined with the contribution of $10,000 from the Initial Limited Partners (the General Partner and Coldwell Banker Real Estate Fund Management, Inc.) totaled $90,622,000. The offering terminated in May 1985, and no additional Units were sold. As of July 2, 1997, there were 17,355 Limited Partners and 90,622 Units outstanding.

              In December of 1991, LaSalle entered into a contract with the Fund and the General Partner to perform day-to-day management and real estate advisory services for the Fund under the supervision of the General Partner and its affiliates. LaSalle's duties under the contract include disposition and asset management services, including recordkeeping, contracting with tenants and service providers, and preparation of financial statements and other reports for management use. The General Partner continues to be responsible for overall supervision and administration of the Fund's operations, including setting policies and making all disposition decisions, and the General Partner and its affiliates continue to provide administrative, advisory, and oversight services to the Fund. Compensation to LaSalle from the Fund consists of accountable expense reimbursements, subject to a fixed maximum amount per year. All other compensation to LaSalle is paid out of compensation and distributions paid to the General Partner by the Fund.

              The Fund is engaged solely in the business of real estate investment, therefore, presentation of information about industry segments is not applicable. In fiscal 1996, three of the Fund's Properties were responsible for 15% or more of revenues from operating activities. Montgomery Executive Center provided 24%, The Business Park provided 19%, and Royal Biltmore provided 16%. In fiscal 1995, three properties were responsible for 15% or more of revenues from operating activities:
     Montgomery Executive Center provided 27%, The Business Park provided 17%, and Royal Biltmore provided 15%. In fiscal 1994, only two properties provided such revenues: Montgomery Executive Center provided 28% and The Business Park provided 15%.

              During fiscal 1996, the Fund reviewed its portfolio and operating plans with the intent to dispose of all its operating properties by the end of 1998, and to thereafter distribute all of the Fund's net assets to the Partners. For a description of the Fund's current plan for disposing of its operating
     Properties, see "THE TRANSACTION--Background of the Disposition Plan" and "--Background of the Sale."































































              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

              On the Record Date, there were issued and outstanding 90,622 Units held of record by 17,355 Limited Partners, all of which are entitled to consent to the Transaction. At the Record Date, the General Partner owned five Units (less than 1% of the outstanding Units), and all officers and directors of the General Partner, as a group, beneficially owned 52 Units (less than 1% of the outstanding Units). T. Rowe Price Trust Company, as custodian for participants in the T. Rowe Price Funds Individual Retirement Accounts, as custodian for participants in various 403(b)(7) plans, and as custodian for various profit sharing and money purchase plans, is the registered owner of 30,070 Units (33% of the outstanding Units). T. Rowe Price Trust Company has no beneficial interest in such accounts and no control over investment decisions with respect to such accounts, nor any other accounts for which it may serve as trustee or custodian with respect to an investment in the Fund. The General Partner and all officers and directors of the General Partner intend to consent to the Transaction.

                                 LITIGATION

              The Fund is not currently involved in any pending legal proceedings, other than ordinary routine litigation incidental to the business of the Fund, which management believes are, individually or in the aggregate, material to the Fund's financial condition or results of operations.

                           AVAILABLE INFORMATION

              The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

              The Commission permits the Fund to "incorporate by reference" information into this Consent Solicitation Statement, which means that the Fund can disclose important information to Limited Partners by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be a part of this Consent Solicitation Statement, except for any information superseded by information in this Consent Solicitation Statement.

              The following documents, which have been filed with the Securities and Exchange Commission, contain important information about the Fund and its financial condition and are hereby incorporated herein by reference:

              (i)The Fund's Annual Report on Form 10-K for the fiscal year ended September 30, 1996 (Commission File No. 0-14308).

              (ii)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since September 30, 1996, including the Fund's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997.

              The Fund also hereby incorporates by reference all additional reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act that it may file with the Commission between the date of this Consent Solicitation Statement and the date of action by Consent.

              A Limited Partner of the Fund may obtain any of the documents incorporated by reference through the Commission at the above addresses. Documents incorporated by reference are also available from the Fund without charge, excluding all exhibits unless such exhibits have been specifically incorporated by reference in this Consent Solicitation Statement. Limited Partners may obtain documents incorporated by reference in this Consent Solicitation Statement by requesting them in writing or by telephone from T. Rowe Price Realty Income Fund I, P.O. Box 89000, Baltimore, Maryland 21289-0270, telephone number 1-800-962-8300.

              If you would like to request documents from the Fund, please do so by September 3, 1997 to receive them before the action by Consent.

                                      T. ROWE PRICE REALTY INCOME
                                      FUND I MANAGEMENT, INC.
                                      General Partner


                                      By:/s/James S. Riepe
                                        James S. Riepe
                                        Chairman of the Board
                                        and President
     Baltimore, Maryland
     July 28, 1997















                       INDEX TO FINANCIAL STATEMENTS


     Financial Statements                                     Page No.

          Independent Auditors' Report . . . . . . . . . . . . . . F-1

          Balance Sheets at September 30, 1996 and 1995  . . . . . F-2

          Statements of Operations for each of the three years in the period ended September 30, 1996 . . F-3

          Statements of Partners' Capital for each of the three
          years in the period ended September 30, 1996 . . . . . . F-4

          Statements of Cash Flows for each of the three years
          in the period ended September 30, 1996 . . . . . . . . . F-5

          Notes to Financial Statements  . . . . . . . . . . . . . F-6

          Condensed Balance Sheets at March 31, 1997
            and September 30, 1996 (unaudited) . . . . . . . . .  F-10

          Condensed Statements of Operations for the three and
          six months ended March 31, 1997 and March 31, 1996
            (unaudited)  . . . . . . . . . . . . . . . . . . . .  F-11

          Condensed Statement of Partners' Capital for the
            six months ended March 31, 1997 (unaudited)  . . . .  F-12

          Condensed Statements of Cash Flows for the six
            months ended March 31, 1997 and March 31, 1996
            (unaudited)  . . . . . . . . . . . . . . . . . . . .  F-13

          Notes to Condensed Financial Statements (unaudited)  .  F-14
































     INDEPENDENT AUDITORS' REPORT

     To the Partners
     T. Rowe Price Realty Income Fund I, A No-Load Limited
     Partnership:

     We have audited the accompanying balance sheets of T. Rowe Price Realty Income Fund I, A No-Load Limited Partnership, as of September 30, 1996 and 1995, and the related statements of operations, partners' capital and cash flows for each of the years in the three-year period ended September 30, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of T. Rowe Price Realty Income Fund I, A No-Load Limited Partnership as of September 30, 1996 and 1995, and the results of its operations and its cash flows for each of the years in the three-year period ended September 30, 1996, in conformity with generally accepted accounting principles.

     KPMG Peat Marwick LLP

     Chicago, Illinois
     October 23, 1996



























                               BALANCE SHEETS
                               (In thousands)

                                       September 30,  September 30,
                                           1996           1995
                                        ___________   ____________
     Assets
     Real Estate Property Investments
      Land   . . . . . . . . . . . .     $ 6,759       $ 11,014
      Buildings and Improvements   .      29,588         54,237
                                        ________       ________
                                          36,347         65,251
      Less:  Accumulated Depreciation
        and Amortization . . . . . .     (9,519)       (24,092)
                                        ________       ________
                                          26,828         41,159
      Held for Sale  . . . . . . . .       8,965          1,226
                                        ________       ________
                                          35,793         42,385
     Cash and Cash Equivalents . . .       2,290          2,832
     Accounts Receivable
      (less allowances of $175 and $85)      154            292
     Other Assets  . . . . . . . . .         492            624
                                         ________      ________
                                         $38,729        $46,133
                                         ________       ________

     Liabilities and Partners' Capital
     Security Deposits and
      Prepaid Rents  . . . . . . . .       $418         $   364
     Accrued Real Estate Taxes . . .        231             202
     Accounts Payable and
      Other Accrued Expenses . . . .        266             281
                                       ________         ________
     Total Liabilities . . . . . . .        915             847
     Partners' Capital                   37,814          45,286
                                         ________       ________
                                         38,729         $46,133
                                         ________       ________
                                         ________       ________

     The accompanying notes are an integral part of the financial statements.























     STATEMENTS OF OPERATIONS
     (In thousands except per-unit amounts)

                                         Years Ended September 30,
                                           1996    1995     1994
                                         ________________ ________
     Revenues
     Rental Income . . . . . . . . . .   $ 6,067  $5,927   $5,874
     Interest Income . . . . . . . . .       104     116      119
                                         _______ _______  _______
                                           6,171   6,043    5,993
                                         _______ _______  _______
     Expenses
     Property Operating Expenses . . .     1,878   1,681    1,933
     Real Estate Taxes . . . . . . . .       660     632      592
     Depreciation and Amortization . .     2,562   2,681    2,779
     Decline (Recovery) of
      Property Values  . . . . . . . .     3,115     547      (2)
     Partnership Management Expenses .       559     494      526
                                         _______ _______  _______
                                           8,774   6,035    5,828
                                         _______ _______  _______
     Net Income (Loss) . . . . . . . .   $(2,603) $    8   $  165
                                         _______ _______  _______
                                         _______ _______  _______
     Activity per Limited Partnership
     Unit Net Income (Loss)  . . . . .   $(25.85) $ 0.08   $ 1.64
                                         _______ _______  _______
                                         _______ _______  _______
     Cash Distributions Declared
       from Operations . . . . . . . .   $ 21.25  $21.00   $16.00
       from Sales Proceeds . . . . . .     32.34    9.00    34.00
                                         _______ _______  _______

     Total Distributions Declared  . .   $ 53.59  $30.00   $50.00
                                         _______ _______  _______
                                         _______ _______  _______
     Units Outstanding . . . . . . . .    90,622  90,622   90,622
                                         _______ _______  _______
                                         _______ _______  _______

     The accompanying notes are an integral part of the financial statements.






















     STATEMENTS OF PARTNERS' CAPITAL
     (In thousands)

                             General      Limited
                             Partner     Partners      Total
                             ________    ________     ________

     Balance,
      September 30, 1993 .   $(3,313)    $54,857      $51,544
     Net Income  . . . . .        16         149          165
     Cash Distributions  .      (286)     (4,440)      (4,726)
                             _______     _______      _______
     Balance,
      September 30, 1994 .    (3,583)     50,566       46,983
     Net Income  . . . . .         1           7            8
     Cash Distributions  .      (165)     (1,540)      (1,705)
                             _______     _______      _______
     Balance,
      September 30, 1995 .    (3,747)     49,033       45,286
     Net Loss  . . . . . .      (260)     (2,343)      (2,603)
     Cash Distributions  .      (335)     (4,534)      (4,869)
                             _______     _______      _______
     Balance,
      September 30, 1996 .   $(4,342)    $42,156      $37,814
                             _______     _______      _______
                             _______     _______      _______

     The accompanying notes are an integral part of the financial statements.






































     STATEMENTS OF CASH FLOWS
     (In thousands)

                                           Years Ended September 30,
                                            1996    1995    1994
                                          ________________________
     Cash Flows from Operating Activities
     Net Income (Loss)                   $(2,603) $    8   $  165
     Adjustments to Reconcile Net Income
      (Loss) to Net Cash
      Provided by Operating Activities
       Depreciation and Amortization       2,562   2,681    2,779
       Decline (Recovery)
        of Property Values                 3,115     547       (2)
       Other Changes in Assets
        and Liabilities                      171    (210)    (373)
                                         _______ _______  _______
      Net Cash Provided by
       Operating Activities                3,245   3,026    2,569
                                         _______ _______  _______
     Cash Flows from Investing
     Activities Proceeds from Property
     Disposition                           1,679       -    3,379
     Investments in Real Estate             (597) (1,092)  (1,048)
                                         _______ _______  _______
     Net Cash Provided by (Used in)
      Investing Activities                 1,082  (1,092)   2,331
                                         _______ _______  _______
     Cash Flows Used in Financing
     Activities Cash Distributions        (4,869) (1,705)  (4,726)
                                         _______ _______  _______
     Cash and Cash Equivalents
     Net Increase (Decrease) during Year    (542)    229      174
     At Beginning of Year                  2,832   2,603    2,429
                                         _______ _______  _______
     At End of Year                      $ 2,290  $2,832   $2,603
                                         _______ _______  _______
                                         _______ _______  _______

     The accompanying notes are an integral part of the financial statements.
























     NOTES TO FINANCIAL STATEMENTS

     NOTE 1 - ORGANIZATION

     T. Rowe Price Realty Income Fund I, A No-Load Limited Partnership (the "Partnership"), was formed on August 31, 1984, under the Maryland Revised Uniform Limited Partnership Act for the purpose of acquiring, operating, and disposing of existing income-producing commercial and industrial real estate properties. T. Rowe Price Realty Income Fund I Management, Inc., is the sole General Partner. A total of 90,622 limited partnership units were issued at $1,000 per unit and remain outstanding as of September 30, 1996.

     In accordance with provisions of the partnership agreement, income from operations is allocated and related cash distributions are generally paid to the General and Limited Partners at the rates of 10% and 90%, respectively. Allocations to the General Partner are, in part, in lieu of separate management fees. Sale or refinancing proceeds are in general allocated, first 4% to the General Partner, next to the Limited Partners in an amount equal to their Adjusted Capital Contributions (as defined), next to the Limited Partners to provide specific returns on their Adjusted Capital Contributions, with any remaining proceeds allocated 85% to the Limited Partners and 15% to the General Partner. Gains on property sales are generally allocated in the same ratio as the distribution of sale proceeds. Cash distributions, if any, are made quarterly based upon cash available for distribution, as defined in the partnership agreement. Cash available for distribution will fluctuate as changes in cash flows and adequacy of cash balances warrant.

     The partnership agreement includes provisions limiting the maximum contribution the General Partner can be required to fund upon the dissolution and termination of the Partnership if, at that time, the General Partner's capital account has a negative balance. The maximum contribution is approximately $913,000. If after making such a contribution, the General Partner's capital account still has a negative balance, a reallocation of income equal to the remaining negative balance will be made to the General Partner from the Limited Partners.

     NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Partnership's financial statements are prepared in accordance with generally accepted accounting principles which requires the use of estimates and assumptions by the General Partner.

     Depreciation is calculated on the straight-line method over the estimated useful lives of buildings and improvements, which range from five to 40 years. Lease commissions and tenant improvements are capitalized and amortized over the life of the lease using the straight-line method.

     Cash equivalents consist of all short-term, highly liquid investments including money market mutual funds. The cost of such investments approximates fair value.

     The Partnership uses the allowance method of accounting for doubtful accounts. Provisions for uncollectible tenant receivables in the amounts of $186,000, $20,000, and $96,000 were recorded in 1996, 1995 and 1994, respectively. Bad debt expense is included in Property Operating Expenses.

     The Partnership reviews its real estate property investments for impairment whenever events or changes in circumstances indicate that the property carrying amounts may not be recoverable. Such a review may result in the Partnership recording a provision for impairment of the carrying value of its real estate property investments whenever the estimated future cash flows from a property's operations and sale are less than the property's net carrying value. The General Partner believes that the estimates and assumptions used in evaluating the carrying value of the Partnership's properties are appropriate; however, changes in market conditions and circumstances could occur in the near term which would cause these estimates to change.

     Rental income is recognized on a straight-line basis over the term of each lease. Rental income accrued, but not yet billed, is included in Other Assets and aggregates $276,000 and $435,000 at September 30, 1996 and 1995, respectively.

     Under provisions of the Internal Revenue Code and applicable state taxation codes, partnerships are generally not subject to income taxes; therefore, no provision has been made for such taxes in the accompanying financial statements.

     NOTE 3 - TRANSACTIONS WITH RELATED PARTIES AND OTHER

     As discussed in Note 1, the General Partner receives 10% of distributable cash from operations and a portion of the proceeds from property dispositions as compensation for the services rendered in managing the affairs of the Partnership. The General Partner earned $214,000, $211,000, and $161,000 from operations in fiscal 1996, 1995, and 1994, respectively. In addition, the General Partner earned $122,000, $34,000, and $128,000 in fiscal 1996, 1995, and 1994 from property dispositions.

     In accordance with the partnership agreement, certain operating expenses are reimbursable to the General Partner. The General Partner's reimbursement of such expenses totaled $162,000,















     $123,000, and $134,000 for communications and administrative services performed on behalf of the Partnership during fiscal 1996, 1995, and 1994, respectively.

     An affiliate of the General Partner earned a normal and customary fee of $4,000, $9,000, and $11,000 from the money market mutual funds in which the Partnership made its interim cash investments during fiscal 1996, 1995, and 1994, respectively.

     LaSalle Advisors Limited Partnership ("LaSalle") is the Partnership's advisor and is compensated for its advisory services directly by the General Partner. LaSalle is reimbursed by the Partnership for certain operating expenses pursuant to its contract with the Partnership to provide real estate advisory, accounting, and other related services to the Partnership. LaSalle's reimbursement for such expenses during each of the last three years totaled $150,000.

     An affiliate of LaSalle earned $227,000, $205,000, and $200,000 in fiscal 1996, 1995, and 1994, respectively, for property management fees and leasing commissions on tenant renewals and extensions for several of the Partnership's properties.

     NOTE 4 - PROPERTY DISPOSITIONS

     On January 31, 1994, the Partnership sold Corporate Square and received net proceeds of $3,379,000. The net book value of this property at the time of disposition was also $3,379,000, after accumulated depreciation and previously recorded property valuation allowances. Therefore, no gain or loss was recognized on the property sale.

     On April 30, 1996, the Partnership sold Spring Creek and received net proceeds of $1,679,000. The net book value of this property at the time of disposition was also $1,679,000, after accumulated depreciation expense and previously recorded property valuation allowances. Therefore, no gain or loss was recognized on the property sale.

     NOTE 5 - PROPERTY VALUATIONS

     On October 1, 1995, the Partnership adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which changed the Partnership's method of accounting for its real estate property investments when circumstances indicate that the carrying amount of a property may not be recoverable. Measurement of an impairment loss on an operating property is now based on the estimated fair value of the property, which becomes the property's new cost basis, rather than the sum of expected future cash flows. Properties held for sale continue to be reflected at the lower of historical cost or estimated fair value less anticipated selling costs. In addition, properties held for sale are no longer depreciated.

     Based upon a review of current market conditions, estimated holding period, and future performance expectations of each Partnership property, the General Partner has determined that the net carrying value of certain Partnership properties held for operations may not be fully recoverable. Charges recognized for such impairments aggregated $3,189,000 in fiscal 1996, $354,000 in fiscal 1995, and $365,000 in fiscal 1994.

     The General Partner has approved a plan of disposition for and is actively marketing the Royal Biltmore and Van Buren properties, the carrying amounts of which are classified as held for sale in the accompanying September 30, 1996 balance sheet. Results of operations for Royal Biltmore, Van Buren and properties sold are summarized below for each of the fiscal years ended September 30:


                                       1996      1995     1994
                                     ________  ________ ________

     Recovery (Decline) of
       Property Values . . . . . .  $ 74,000 $(193,000) $368,000
     Other Components of
       Operating Income  . . . . .   716,000   284,000   236,000
                                    ________  ________  ________
     Results of Operations . . . .  $790,000 $  91,000  $604,000
                                    ________  ________  ________
                                    ________  ________  ________

     NOTE 6 - LEASES

     Future minimum rentals to be received by the Partnership under noncancelable operating leases in effect as of September 30, 1996, are:

                              Fiscal Year     (in thousands)
                              ___________

                              1997            $  4,794
                              1998               3,394
                              1999               1,946
                              2000               1,293
                              2001                 650
                              Thereafter           818
                                               _______
                              Total           $ 12,895
                                               _______
                                               _______















     NOTE 7 - RECONCILIATION OF FINANCIAL STATEMENT TO TAXABLE INCOME

     As described in Note 2, the Partnership has not provided for an income tax liability; however, certain timing differences exist between amounts reported for financial reporting and federal income tax purposes. These differences are summarized below for years ended September 30:

                                       1996      1995     1994
                                     ________  ________ ________
                                            (in thousands)

     Book net income (loss)  . . .  $ (2,603) $      8  $    165
     Allowances for
       property valuations . . . .     3,115       547        (2)
     Tax basis loss on
       property sale . . . . . . .    (1,296)        -    (3,133)
     Other . . . . . . . . . . . .       152        58        32
                                    ________  ________  ________
     Taxable income (loss) . . . .  $   (632) $    613  $ (2,938)
                                    ________  ________  ________
                                    ________  ________  ________

     NOTE 8 - SUBSEQUENT EVENT

     The Partnership declared a quarterly cash distribution of $21.55 per unit to Limited Partners of the Partnership as of the close of business on September 30, 1996. The distribution totals $2,078,000 and represents $7.00 per unit of cash available for distribution from operations and $14.55 per unit from previously retained proceeds from the sale of Dupont Business Park. The Limited Partners will receive $1,953,000, and the General Partner will receive $125,000.

































     CONDENSED BALANCE SHEETS
     Unaudited
     (In thousands)
                                    March 31,  September 30,
                                       1997        1996
                                   ___________ ____________
     Assets

     Real Estate Property
        Investments
        Land . . . . . . . . . .    $   6,759   $    6,759
        Buildings and
          Improvements . . . . .       30,013       29,588
                                     ________     ________
                                       36,772       36,347
          Less: Accumulated
          Depreciation and
          Amortization . . . . .      (10,249)     (9,519)
                                     ________     ________
                                       26,523       26,828
          Properties Held for
          Sale . . . . . . . . .        8,971        8,965
                                     ________     ________
                                       35,494       35,793
     Cash and Cash
          Equivalents  . . . . .        1,140        2,290
     Accounts Receivable
          (less allowances
          of $55 and $175) . . .          201          154
     Other Assets  . . . . . . .          390          492
                                     ________     ________
                                    $  37,225   $   38,729
                                    _________    _________
                                     ________     ________
































                                    March 31,  September 30,
                                       1997        1996
                                   ___________ ____________


     Liabilities and Partners'
     Capital

     Security Deposits and
          Prepaid Rents  . . . .    $     385   $      418
     Accrued Real Estate
          Taxes  . . . . . . . .          203          231
     Accounts Payable and
          Other Accrued
          Expenses . . . . . . .          243          266
           . . . . . . . . . . .     ________     ________
     Total Liabilities . . . . .          831          915
     Partners' Capital . . . . .       36,394       37,814
                                    _________     ________

                                    $  37,225   $   38,729
                                     ________    ________
                                     ________    ________

     See accompanying notes to condensed financial statements.










































     CONDENSED STATEMENTS OF OPERATIONS
     Unaudited
     (In thousands except per-unit amounts)

                           Three Months Ended Six Months Ended
                               March 31,        March 31,
                             1997    1996      1997  1996
                             ____    ____      ____  ____

     Revenues

     Rental Income . .    $  1,500 $ 1,542  $2,967 $ 3,022
     Interest
          Income . . .          21      23      41      45
                           _______ _______ _______ _______

                             1,521   1,565   3,008   3,067
                           _______ _________ _______ _______

     Expenses
     Property Operating
          Expenses . .         374     406     829     857
     Real Estate
          Taxes  . . .         158     153     267     327
     Depreciation and
          Amortiz-
          ation  . . .         321     604     782   1,220
     Recovery of Property
          Values . . .           -    (303)      -    (303)
     Partnership Management
          Expenses . .         217     138     372     261
                          ________ _______ _______ _______

                             1,070     998   2,250   2,362
                          ________ _______ _______ _______

     Net Income  . . .    $    451 $   567 $   758 $   705
                          ________ _______ _______ _______
                          ________ _______ _______ _______



























                           Three Months Ended Six Months Ended
                                March 31,      March 31,
                             1997    1996     1997    1996
                             ____    ____     ____    ____


     Activity per Limited
          Partnership Unit

     Net Income              $4.48   $5.63   $7.53   $7.00
                           ________ _______ _______   _______
                           ________ _______ _______   _______
     Cash Distributions
     Declared from Sale
     Proceeds                  -    $17.79     -     $17.79

     from Operations           -     4.75    $1.00     9.50
                           ________  ______________  _______

     Total Distributions
          Declared             -    $22.54   $1.00   $27.29
                           _______________  _______  _______
                           _______________  _______  _______


     Units Out-
          standing          90,622  90,622   90,622  90,622
                           _______________  _______  _______
                           _______________  _______  _______
     See accompanying notes to condensed financial statements.




































                  CONDENSED STATEMENT OF PARTNERS' CAPITAL
                                 Unaudited
                               (In thousands)

                                 General   Limited
                                 Partner  Partners   Total
                                 _______   _______  ______

     Balance,
        September 30,
        1996 . . . . . . .     $  (4,342)$ 42,156 $ 37,814
     Net Income  . . . . .            76      682      758
     Cash Distri-
        butions  . . . . .          (135)  (2,043)  (2,178)
                                 _______  _______  _______

     Balance, March 31,
        1997 . . . . . . .      $ (4,401) $40,795 $ 36,394
                                 _______  _______  _______
                                 _______  _______  _______

     See accompanying notes to condensed financial statements.












































                     CONDENSED STATEMENTS OF CASH FLOWS
                                 Unaudited
                               (In thousands)

                                         Six Months Ended
                                             March 31,
                                           1997     1996
                                         ________ ________

     Cash Flows from Operating
        Activities

     Net Income  . . . . . . . . . .     $   758   $   705

     Adjustments to Reconcile Net
        Income to Net Cash
        Provided by Operating
        Activities
          Depreciation and
          Amortization . . . . . . .         782     1,220
        Recovery of Property
          Values . . . . . . . . . .           -      (303)
        Increase in Accounts
          Receivable, Net of
          Allowances . . . . . . . .         (47)     (175)
        Decrease in Other
          Assets . . . . . . . . . .         102       157
        Decrease in Security
          Deposits and Prepaid
          Rents  . . . . . . . . . .         (33)      (28)
        Decrease in Accrued
          Real Estate Taxes  . . . .         (28)      (79)
        Decrease in Accounts
          Payable and Other
          Accrued Expenses . . . . .         (23)      (32)
                                        ________   ________

     Net Cash Provided by
        Operating Activities . . . .       1,511     1,465
                                        ________   ________

     Cash Flows Used in
        Investing Activities
     Investments in
        Real Estate  . . . . . . . .        (483)     (436)
                                        ________  ________
     Cash Flows Used in
        Financing Activities
     Cash Distributions  . . . . . .      (2,178)   (2,234)
                                        ________  ________
















                                         Six Months Ended
                                             March 31,
                                           1997     1996
                                         ________ ________


     Cash and Cash Equivalents

     Net Decrease during Period  . .      (1,150)   (1,205)
     At Beginning of Year  . . . . .       2,290     2,832
                                        ________  ________

     At End of Period  . . . . . . .     $ 1,140 $   1,627
                                        ________  ________
                                        ________  ________

     See accompanying notes to condensed financial statements.


















































                  NOTES TO CONDENSED FINANCIAL STATEMENTS
                                 Unaudited

     The unaudited interim condensed financial statements reflect all adjustments which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. All such adjustments are of a normal, recurring nature.

     The unaudited interim financial information contained in the accompanying condensed financial statements should be read in conjunction with the financial statements contained in the fiscal 1996 Annual Report to Partners.

     NOTE 1 - TRANSACTIONS WITH RELATED PARTIES AND OTHER

     As compensation for services rendered in managing the affairs of the Partnership, the General Partner receives 10% of cash available for distribution from operations and a portion of the proceeds from property dispositions. The General Partner's share of cash available for distribution from operations totaled $10,000 for the first six months of fiscal 1997.

     In accordance with the partnership agreement, certain operating expenses are reimbursable to the General Partner. The General Partner's reimbursement of such expenses totaled $103,000 for communications and administrative services performed on behalf of the Partnership during the first six months of fiscal 1997.

     An affiliate of the General Partner earned a normal and customary fee of $1,000 from the money market mutual funds in which the Partnership made its interim cash investments during the first six months of fiscal 1997.

     LaSalle Advisors Limited Partnership ("LaSalle") is the Partnership's advisor and is compensated for its advisory services directly by the General Partner. LaSalle is reimbursed by the Partnership for certain operating expenses pursuant to its contract with the Partnership to provide real estate advisory, accounting and other related services to the Partnership. LaSalle's reimbursement for such expenses during the first six months of fiscal 1997 totaled $75,000.

     The partnership agreement includes provisions limiting the maximum contribution the General Partner can be required to fund upon the dissolution and termination of the Partnership if, at that time, the General Partner's capital account has a negative balance. The maximum contribution is approximately $913,000. If after making such a contribution, the General Partner's capital account still has a negative balance, a reallocation of income equal to the remaining negative balance will be made to the General Partner from the Limited Partners.

     An affiliate of LaSalle earned $122,000 in the first six months of fiscal 1997 for property management fees and leasing commissions on tenant renewals and extensions for several of the Partnership's properties.

     NOTE 2 - REAL ESTATE PROPERTY INVESTMENTS

     On April 11, 1997, the Partnership entered into a contract with a buyer for the sale of the five properties held as operating real estate property investments in the accompanying balance sheets at a sales price of $27,408,000 before selling expenses. The transaction is subject to further due diligence by the buyer and the approval of the Limited Partners which could result in changes to or the cancellation of the contract.

     On April 29, the Partnership entered into a contract with a buyer for the sale of Van Buren which is expected to settle by the end of June, although there is no assurance that settlement will occur. If these transactions are closed, the Partnership will have sold all of its real estate property investments and will begin liquidation.

     On April 30, Royal Biltmore was sold and the Fund received net proceeds of $6,286,000 representing a gain of $1,210,000 over its net book value.





































     Legg Mason Wood Walker, Incorporated
     111 South Calvert Street
     Baltimore, MD  21203-1476

     July 21, 1997


     T. Rowe Price Realty Income Fund I Management, Inc.
     100 East Pratt Street
     Baltimore, Maryland  21202
     Attention: Mr. James S. Riepe, President

     Gentlemen:

     We understand that T. Rowe Price Realty Income Fund I, a No-Load Limited Partnership (the "Fund") and Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. (collectively, the "Acquiror") have entered into an agreement dated as of April 11, 1997 (the "Agreement"), which provides that the Fund will sell all of its real estate assets (the "Properties") to the Acquiror for cash consideration of $27,408,320 (the "Sale").

     In connection with the Sale, we have been requested to provide our opinion to T. Rowe Price Realty Income Fund I Management, Inc., the general partner of the Fund (the "General Partner") regarding the fairness to the Fund and the limited partners, from a financial point of view, of the consideration to be received by the Fund in the Sale.

     In conducting our analysis and arriving at the opinion set forth below, we have, among other things:

     (i)  reviewed the Agreement;

     (ii) reviewed and analyzed the audited financial statements of the Fund for the fiscal years ended September 30, 1995 and 1996;

     (iii)reviewed and analyzed the unaudited consolidated financial statements of the Properties for the six months ended March 31, 1997;

     (iv) reviewed and analyzed certain internal information concerning the business and operations of the Fund and the Properties furnished to us by the General Partner and by LaSalle Advisors Limited ("LaSalle"), including unaudited cash-basis projections for the Properties for the fiscal years ending September 30, 1997 through 2007;

     (v) reviewed and analyzed certain publicly available information oncerning the Fund, the Properties and the Acquiror;
















     (vi) reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we deemed relevant to our inquiry;

     (vii)reviewed and analyzed certain selected market purchase price data that we deemed relevant to our inquiry;

     (viii)held meetings and discussions with certain directors, officers and employees of the General Partner and LaSalle concerning the operations, financial condition and future prospects of the Properties; and

     (ix) conducted such other financial studies, analyses and investigations, including visits to certain of the Properties, and considered such other information as we deemed appropriate.

          In connection with our review, we relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by the General Partner and LaSalle. Legg Mason assumed that the financial projections (and the assumptions and bases thereof) examined by it were reasonably prepared and reflected the best currently available estimates and good faith judgments of the General Partner and LaSalle as to the future performance of the Properties. Legg Mason has not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Fund (including the Properties), nor has Legg Mason been furnished with any such independent evaluations or appraisals. Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us as of the date hereof. Additionally, our opinion does not compare the relative merits of the Sale with those of any other transactions or business strategies available to the Fund as alternatives to the Sale, and we were not requested to, nor did we, solicit the interest of any other party in acquiring the Properties.

          We have acted as financial advisor to the General Partner and will receive a fee for our services. It is understood that this opinion is provided to the General Partner in its evaluation of the Sale and our opinion does not constitute a recommendation to any limited partner of the Fund as to whether such limited partner should approve the Sale. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason; provided that this opinion may be included in its entirety in any filing made by the Fund with the Securities and Exchange Commission with respect to the Sale and as an appendix to the Fund s consent solicitation statement furnished to limited partners in connection with the Sale.

          Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the consideration to be received by the Fund in the Sale is fair to the Fund and its limited partners from a financial point of view.

                    Very truly yours,



                    Legg Mason Wood Walker,Incorporated


                    By:/s/Jeff M. Rogatz
                    Jeff M. Rogatz
                    Managing Director
















































                    T. ROWE PRICE REALTY INCOME FUND I,
                    A NO-LOAD LIMITED PARTNERSHIP
                    100 East Pratt Street
                    Baltimore, Maryland 21202

                    WRITTEN CONSENT

          This written consent to approve a transaction consisting of
     (i) the sale of substantially all of the assets (the "Sale") of
     T. Rowe Price Realty Income Fund I, A No-Load Limited Partnership, a Maryland limited partnership (the "Fund"), consisting of five properties, as contemplated by the Purchase and Sale Agreement and Joint Escrow Instructions, dated as of April 11, 1997, with Glenborough Realty Trust Incorporated and Glenborough Properties, L.P. as the buyers, and (ii) the complete liquidation and dissolution of the Fund (the "Liquidation" and, together with the Sale, the "Transaction") in the manner described in the accompanying Consent Solicitation Statement is solicited by T. Rowe Price Realty Income Fund I Management, Inc., the General Partner of the Fund (the "General Partner"). The Sale and Liquidation are being consented to as one proposal to approve the Transaction. All written consents must be received by the Fund and delivered to the General Partner before 10:00 a.m., New York City time, on September 11, 1997 to be valid, unless such date or time is extended. All signed written consents will be counted FOR the Transaction unless otherwise marked. The General Partner recommends a vote FOR the Transaction.

                    / /  FOR THE TRANSACTION
                    / /  AGAINST THE TRANSACTION
                    / /  ABSTAIN FROM CONSENTING TO THE TRANSACTION

                    (Please date and sign on reverse side.)
     Please mark, sign, date and return the consent card promptly using the enclosed envelope to T. Rowe Price Realty Income Fund I.

          CONSENT NUMBER
          UNITS

     Dated:  , 1997

     Signature

     Dated:         , 1997

     Signature


















     Please sign EXACTLY as YOUR name appears HEREIN. If signing as attorney, executor, administrator, trustee or guardian, indicate such capacity. All joint tenants must sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or other entity, please sign in partnership or entity name by authorized person.
     The General Partner requests that you fill in the date and sign the consent and return it in the enclosed envelope. IF THE CONSENT IS NOT DATED IN THE ABOVE SPACE, IT IS DEEMED TO BE DATED ON THE DAY ON WHICH IT WAS MAILED BY THE FUND.